                                                                    EXHIBIT 10


            ---------------------------------------------------------

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                       LIFEPOINT HOSPITALS HOLDINGS, INC.
                                  as Borrower,


                              FLEET NATIONAL BANK,
                            as Administrative Agent,

                            BANK OF AMERICA, N.A. and
                         DEUTSCHE BANC ALEX. BROWN INC.,
                            as Co-Syndication Agents,

                       CREDIT LYONNAIS NEW YORK BRANCH and
                                 SUNTRUST BANK,
                           as Co-Documentation Agents,

                                       and

                                   the Lenders
                        from Time to Time Parties Hereto,


                            Dated as of June 19, 2001
            ---------------------------------------------------------

                             FLEET SECURITIES, INC.,
                                   as Arranger

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
SECTION 1.  DEFINITIONS......................................................2

   1.1   DEFINED TERMS.......................................................2
   1.2   OTHER DEFINITION PROVISIONS........................................24

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS..................................25

   2.1   REVOLVING COMMITMENTS..............................................25
   2.2   PROCEDURE FOR REVOLVING LOAN BORROWING.............................26
   2.3   COMMITMENT FEES, ETC...............................................26
   2.4   TERMINATION OR REDUCTION OF REVOLVING COMMITMENTS..................27
   2.5   SWINGLINE LOANS....................................................27
   2.6   PREPAYMENTS........................................................28
   2.7   CONVERSION AND CONTINUATION OPTIONS................................29
   2.8   LIMITATIONS ON LIBOR LOANS.........................................29
   2.9   INTEREST RATES AND PAYMENT DATE....................................29
   2.10  COMPUTATION OF INTEREST AND FEES...................................30
   2.11  INABILITY TO DETERMINE INTEREST RATE...............................30
   2.12  PRO RATA TREATMENT AND PAYMENTS....................................31
   2.13  LEGAL REQUIREMENTS.................................................32
   2.14  TAXES..............................................................34
   2.15  INDEMNITY..........................................................36
   2.16  CHANGE OF LENDING OFFICE...........................................36
   2.17  REPLACEMENT OF LENDERS.............................................37

SECTION 3. LETTERS OF CREDIT................................................37

   3.1   L/C COMMITMENT.....................................................37
   3.2   PROCEDURE FOR ISSUANCE OF LETTER OF CREDIT.........................38
   3.3   FEES AND OTHER CHARGES.............................................38
   3.4   L/C PARTICIPATIONS.................................................38
   3.5   REIMBURSEMENT OBLIGATION OF THE BORROWER...........................39
   3.6   OBLIGATIONS ABSOLUTE...............................................40
   3.7   LETTER OF CREDIT PAYMENTS..........................................40

SECTION 4. CONDITIONS PRECEDENT.............................................40

   4.1   CONDITIONS TO INITIAL EXTENSION OF CREDIT..........................40
   4.2   CONDITIONS TO EACH EXTENSION OF CREDIT.............................43

SECTION 5. REPRESENTATIONS AND WARRANTIES...................................44

   5.1   FINANCIAL CONDITION................................................44
   5.2   EXISTENCE; COMPLIANCE WITH LAW.....................................44
   5.3   POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS......................45
   5.4   NO LEGAL IMPEDIMENT................................................45

   5.5   LITIGATION.........................................................45
   5.6   NO DEFAULT.........................................................46
   5.7   OWNERSHIP OF PROPERTY; LIENS.......................................46
   5.8   LICENSES; ACCREDITATIONS; INTELLECTUAL PROPERTY....................46
   5.9   TAXES..............................................................47
   5.10  FEDERAL REGULATIONS................................................47
   5.11  LABOR MATTERS......................................................47
   5.12  ERISA..............................................................47
   5.13  INVESTMENT COMPANY ACT; OTHER REGULATIONS..........................48
   5.14  SUBSIDIARIES.......................................................48
   5.15  USE OF PROCEEDS....................................................48
   5.16  ENVIRONMENTAL MATTERS..............................................48
   5.17  ACCURACY OF INFORMATION, ETC.......................................49
   5.18  SECURITY DOCUMENTS.................................................50
   5.19  SOLVENCY...........................................................51
   5.20  FLOOD ZONE.........................................................51
   5.21  DELAWARE CODE......................................................51
   5.22  DISTRIBUTION AGREEMENT.............................................51

SECTION 6. AFFIRMATIVE COVENANTS............................................51

   6.1   FINANCIAL STATEMENTS...............................................51
   6.2   CERTIFICATES; OTHER INFORMATION....................................52
   6.3   PAYMENT OF OBLIGATIONS.............................................53
   6.4   MAINTENANCE OF EXISTENCE; COMPLIANCE...............................53
   6.5   MAINTENANCE OF PROPERTY............................................53
   6.6   INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS.............54
   6.7   NOTICES............................................................54
   6.8   ENVIRONMENTAL LAWS.................................................54
   6.9   RESERVED...........................................................55
   6.10  INSURANCE..........................................................55
   6.11  AFTER ACQUIRED EQUITY INTERESTS, ETC...............................56
   6.12  APPRAISALS; ENVIRONMENTAL REPORTS; ETC.............................56

SECTION 7. NEGATIVE COVENANTS...............................................57

   7.1   FINANCIAL COVENANTS................................................57
   7.2   INDEBTEDNESS.......................................................58
   7.3   LIENS..............................................................59
   7.4   FUNDAMENTAL CHANGES................................................60
   7.5   DISPOSITION OF PROPERTY............................................60
   7.6   RESTRICTED PAYMENTS................................................61
   7.7   CAPITAL EXPENDITURES...............................................62
   7.8   INVESTMENTS........................................................62
   7.9   TRANSACTIONS WITH AFFILIATES.......................................64
   7.10  SALES AND LEASEBACKS...............................................65
   7.11  CHANGES IN FISCAL PERIODS..........................................65
   7.12  NEGATIVE PLEDGE CLAUSES............................................65

   7.13  RESTRICTIVE CLAUSES................................................65
   7.14  LINES OF BUSINESS..................................................65
   7.15  AMENDMENT OF CERTAIN AGREEMENTS....................................66

SECTION 8. EVENTS OF DEFAULT................................................66

SECTION 9. THE AGENTS.......................................................69

   9.1   APPOINTMENT........................................................69
   9.2   DELEGATION OF DUTIES...............................................70
   9.3   EXCULPATORY PROVISIONS.............................................70
   9.4   RELIANCE BY ADMINISTRATIVE AGENT...................................70
   9.5   NOTICE OF DEFAULT..................................................71
   9.6   NON-RELIANCE ON AGENTS AND OTHER LENDERS...........................71
   9.7   INDEMNIFICATION....................................................71
   9.8   AGENT IN ITS INDIVIDUAL CAPACITY...................................72
   9.9   SUCCESSOR ADMINISTRATIVE AGENT.....................................72
   9.10  AUTHORIZATION TO RELEASE GUARANTEES AND LIENS......................72
   9.11  DOCUMENTATION AGENT, SYNDICATION AGENT AND ARRANGERS...............73

SECTION 10. MISCELLANEOUS...................................................73

   10.1  AMENDMENTS AND WAIVERS.............................................73
   10.2  NOTICES............................................................74
   10.3  NO WAIVER; CUMULATIVE REMEDIES.....................................74
   10.4  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.........................75
   10.5  PAYMENT OF EXPENSES AND TAXES......................................75
   10.6  SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.............76
   10.7  ADJUSTMENTS; SET-OFF...............................................78
   10.8  COUNTERPARTS.......................................................78
   10.9  SEVERABILITY.......................................................79
   10.10 INTEGRATION........................................................79
   10.11 GOVERNING LAW......................................................79
   10.12 SUBMISSION TO JURISDICTION; WAIVERS................................79
   10.13 CONFIDENTIALITY....................................................80
   10.14 WAIVERS OF JURY TRIAL..............................................80
   10.15 USURY..............................................................81

SCHEDULES:

1.1A     Pricing Grid
1.1B     Hospitals
1.1C     Mortgaged Property
1.1D     Revolving Commitments
5.3      Consents, Authorizations, Filings and Notices
5.5      Litigation
5.7      Locations of Assets
5.14(a)  Organizational Chart
5.14(b)  Subsidiaries, Ownership
5.18     UCC Filing Jurisdictions
7.2      Permitted Indebtedness
7.8(e)   Certain Investments
7.8(m)   Other Investments


EXHIBITS:

A        Form of Assignment and Acceptance
B        Form of Amended and Restated Borrower Security Agreement
C        Form of Compliance Certificate
D        Form of Amended and Restated Guarantee and Security Agreement
E        Form of Amended and Restated LifePoint Parent Guarantee and Security
         Agreement
F        List of Mortgages
G        Form of Acquisition Compliance Checklist
H        Form of Trademark Security Agreement
I        Form of Revolving Note
J        Form of Borrowing Notice
K        Form of Swingline Note
L        Form of Interest Rate Option Notice
M        Form of Exemption Certificate
N        Form of Closing Certificate
O        Form of Guarantee and Pledge Agreement of New Subsidiary

                      AMENDED AND RESTATED CREDIT AGREEMENT

         This AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 19, 2001, among LIFEPOINT HOSPITALS HOLDINGS, INC., a Delaware corporation (the "Borrower"), FLEET NATIONAL BANK as administrative agent (in such capacity, the "Administrative Agent") and as swingline lender (in such capacity, the "Swingline Lender"), the financial institutions or entities from time to time parties to this Agreement as lenders (the "Lenders"), Bank of America, N.A. and Deutsche Banc Alex. Brown Inc., as co-syndication agents (in such capacity, the "Co-Syndication Agents" and each a "Co-Syndication Agent"), and Credit Lyonnais New York Branch and SunTrust Bank, as co-documentation agents (in such capacity, the "Co-Documentation Agents" and each a "Co-Documentation Agent").

                                    RECITALS

         A. Healthtrust, Inc. - The Hospital Company ("HTI"), the Lenders and certain other banks and financial institutions (collectively, the "Original Lenders") and the Administrative Agent, in its capacity as administrative agent for the Original Lenders, are parties to a Credit Agreement dated as of May 11, 1999, as amended by a First Amendment to Credit Agreement dated as of December 31, 1999 and a Second Amendment to Credit Agreement dated as of May 23, 2000 (as so amended, the "Original Agreement") under which HTI received certain revolving credit loans and term loans pursuant to lending commitments totaling $210,000,000 in the aggregate.

         B. As contemplated by the Original Agreement, LifePoint Hospitals, Inc. ("LifePoint Parent") subsequently assumed all of the rights and obligations of HTI under the Original Agreement and in turn, Borrower assumed all of the rights and obligations of LifePoint Parent under the Original Agreement and received certain revolving credit loans and Letters of Credit thereunder.

         C. Borrower desires to amend and restate the Original Agreement (1) to provide for a revolving credit facility in the principal amount of $200,000,000,
(2) to modify the list of institutions comprising its lending group, (3) to add a swing line financing arrangement in the amount of $15,000,000 (the "Swingline Facility"), and (4) to make certain other amendments, modifications and revisions thereto.

         D. Borrower desires to use the proceeds of the revolving credit facility (1) to support the issuance of letters of credit, (2) for working capital, Capital Expenditures and general corporate purposes, (3) to finance Permitted Acquisitions, and (4) to restructure its existing credit facilities. Any of the Indebtedness owed to the Original Lenders remaining after the restructuring will be reallocated on a pro rata basis among the Lenders.

         E. The Lenders are willing to provide such revolving credit facility, all subject to the terms and conditions of this Agreement.

         F. The parties hereto, for their convenience, have elected to amend and restate the Original Agreement pursuant to this Agreement rather than amend the Original Agreement or enter into a new credit agreement and intend that all indebtedness, obligations and liens created under the Original Agreement and the other Loan Documents be continued hereunder and thereunder and remain in full force and effect and not be discharged, paid, satisfied or cancelled except to the extent otherwise provided herein and therein.

         NOW THEREFORE, the parties hereto, intending to be legally bound, and in consideration of the foregoing and the mutual covenants contained herein, hereby agree that the Original Agreement be, and it hereby is, amended and restated to read in its entirety (but retaining references to the foregoing Recitals) as follows:

         I. DEFINITIONS.

         1.1 Defined Terms. As used herein, the terms listed in this Section 1.1 shall have the meanings assigned to them in this Section 1.1.

         "Accreditation Body": all Persons having jurisdiction over the accreditation, certification, evaluation or operation of any of the Hospitals, including without limitation the Joint Commission on Accreditation of Healthcare Organizations and applicable state licensing bodies having jurisdiction over the licensing of acute care Hospitals as such.

         "Acquisition": any acquisition of all or substantially all of the assets or equity interests of any Person or any division thereof.

         "Adjustment Date": see definition of "Applicable Margin".

         "Administrative Agent": see the Preamble.

         "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "Agents": collectively, the Administrative Agent, the Syndication Agent, the Co-Agent and the Documentation Agent.

         "Aggregate Exposure": with respect to any Lender at any time, an amount equal to such Lender's Commitment then in effect or, if the Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

         "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

         "Agreement": this Agreement, as amended, supplemented or otherwise modified from time to time.

         "Applicable Margin": (i) from and after the date hereof until the first Adjustment Date identified below, the Applicable Margin for Base Rate Loans shall be 0% and the Applicable Margin for LIBOR Loans shall be 1.50%.

                  (ii) from and after the date the Administrative Agent receives the quarterly financial statements required by Section 6.1(b) and the Compliance Certificate required by Section 6.2(b) (beginning with the financial statements for the fiscal quarter ending September 30, 2001) (each, an "Adjustment Date"), subject to the provisions of paragraphs
         (i) above and (iv) below, the Applicable Margin shall be determined from the Pricing Grid attached hereto as Schedule 1.1A based upon the ratio of Consolidated Total Debt of LifePoint Parent at any date to Consolidated EBITDA of LifePoint Parent for the most recently ended Reference Period immediately preceding such Adjustment Date.

                  (iii) No downward adjustment of the Applicable Margin hereunder shall be permitted unless and until (A) all of the required financial statements for the relevant Reference Period have been delivered to the Administrative Agent and the Lenders as required in
         Section 6.1; and (B) there shall exist no Default at the time of such proposed downward adjustment.

                  (iv) The determination of the Applicable Margin hereunder as of any fiscal quarter end shall be based on unaudited quarterly financial statements for the relevant Reference Period; provided, however, that in the event of any discrepancy between computations based upon any unaudited quarterly financial statements and the related audited financial statements furnished pursuant to Section 6.1(a) (the "Audited Financial Statements") in favor of the Lenders, the computation based upon the Audited Financial Statements shall govern (retroactive to the relevant Adjustment Date), and the amount of interest and commitment fees thereby overdue and payable by Borrower shall be paid to the Administrative Agent, for the account of the Lenders, within 10 days after written notice of such correction is provided to the Borrower by the Administrative Agent.

         "Arranger":  see the preamble hereto.

         "Asset Sale": any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition ("Disposition") of property or a series of any such related Dispositions of property; provided, however, for purposes of this Agreement "Disposition" shall not include (i) operating leases of office space in the ordinary course of business and on market terms; provided, however, that to the extent such office space relates to real property constituting Collateral, such operating leases shall comply with the applicable provisions of this Agreement and the Security Documents and shall continue to be subject to the Lien of the Security Documents, (ii) operating leases of unimproved real property in the ordinary course of business and on market terms, provided such unimproved real property is not material to the business operations of any Loan Party; provided, however, that to the extent such unimproved real property constitutes Collateral, such operating leases shall comply with the applicable provisions of this Agreement and the Security Documents and shall continue to be subject to the Lien of the Security Documents and, if so requested by Borrower, the Administrative Agent may, in its sole discretion, enter into subordination and non-disturbance agreements including such agreements that may be requested by a leasehold lender in connection with the subsequent development of such unimproved real property by such lessee, in form and substance reasonably satisfactory to the Administrative Agent on behalf of the Lenders with respect to any such lease, and (iii) operating leases of equipment and machinery deemed in good faith by a Loan Party to be temporarily surplus and on market terms; provided, however, that to the extent such equipment and machinery constitute Collateral, such operating leases shall comply with the applicable provisions of this Agreement and the Security Documents and shall continue to be subject to the Lien of the Security Documents.

         "Assignee": as defined in Section 10.6(c).

         "Assignment and Acceptance": an Assignment and Acceptance, substantially in the form of Exhibit A.

         "Assignor": as defined in Section 10.6(c).

         "Available Revolving Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding.

         "Base Rate": for any day, a rate per annum equal to the Prime Rate in effect on such day.

         "Base Rate Loans": Revolving Loans bearing interest based upon the Base Rate.

         "Borrower": see the Preamble.

         "Borrower Security Agreement": the Amended and Restated Security Agreement of Borrower to be executed and delivered by Borrower, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

         "Borrowing Date": any Business Day specified by Borrower as a date on which Borrower requests the relevant Lenders to make Loans hereunder.

         "Borrowing Notice": see Section 2.2.

         "Business Day": a day on which commercial banks settle payments in (i) New York or London if the payment obligation is calculated by reference to any LIBOR Rate, or (ii) New York, if the payment obligation is calculated by reference to the Base Rate.

         "Capital Expenditures": for any period, with respect to any Person, the aggregate of all payments by such Person and its Subsidiaries during such period (including, without duplication, the aggregate amount of Capital Lease Obligations incurred during such period) for the rental, lease, purchase, construction, replacement, repair or use of any property, the value of which should be capitalized under GAAP and Statement No. 13 of the Financial Accounting Standards Board on such Person's consolidated balance sheet; provided, that, for purposes hereof, Capital Expenditures shall not include (A) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire assets or properties useful in the business of Borrower or its Subsidiaries nor (B) any payment comprising part of the Total Purchase Price for any Permitted Acquisition.

         "Capital Lease Obligations": as to any Person, the obligations of such Person and its Subsidiaries to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "Cash Equivalents": (a) Investments (of one year or less) in direct or guaranteed obligations of the United States, or any agency thereof; (b) investments (of 270 days or less) in certificates of deposit of any Lender and any other domestic commercial bank of recognized standing, in each case having capital, surplus and undivided profits in excess of $100,000,000, and senior debt rated carrying one of the two highest ratings of Standard & Poor's Ratings Service, A Division of McGraw Hill, Inc., or Moody's Investors Service, Inc. (an "Approved Institution"); (c) investments (of 270 days or less) in commercial paper given one of the two highest ratings by Standard and Poor's Ratings Service, A Division of McGraw Hill, Inc., or by Moody's Investors Service, Inc.;
(d) investments redeemable at any time without penalty in money market instruments placed through a Lender or an Approved Institution; (e) repurchase agreements fully collateralized by United States government securities; and (f) deposits insured by the Federal Deposit Insurance Corporation.

         "Change of Control": for any reason (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total outstanding Equity Interests (on a fully-diluted basis) of LifePoint Parent entitled to vote in the election of directors; (b) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of LifePoint Parent (together with any new director whose election by its Board of Directors or whose nomination for election by its shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of LifePoint Parent then in office; (c) LifePoint Parent shall cease to own of record and beneficially 100% of the issued and outstanding Equity Interests of Borrower; (d) Borrower shall for any reason no longer own of record and beneficially, directly or indirectly through one or more other Subsidiaries, all of the issued and outstanding Equity Interests of all of its Subsidiaries (including all Subsidiary Guarantors) except the Existing Joint Venture or as permitted pursuant to Sections 7.4 or 7.5; or (e) Borrower shall cease to own of record and beneficially, directly or indirectly through one or more Subsidiaries, at least 51% of the issued and outstanding Equity Interests in the Existing Joint Venture except as permitted pursuant to Sections 7.4 or 7.5 hereof.

         "Closing Certificate": see Section 4.1(i).

         "Closing Date": the date on which the conditions precedent set forth in
Section 4.1 shall have been satisfied, which date is June 19, 2001.

         "Co-Agent": see the preamble hereto.

         "Co-Arranger": see the preamble hereto.

         "Code": the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder.

         "Collateral": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

         "Columbia/HCA": HCA - The Healthcare Company (f/k/a Columbia/HCA Healthcare Corporation).

         "Commitment": as to any Lender, the sum of the Swingline Commitment and the Revolving Commitment of such Lender.

         "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes Borrower and that is treated as a single employer under Section 414 of the Code.

         "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit C.

         "Confidential Information Memorandum": the Confidential Information Memorandum dated May, 2001 and furnished to the Lenders.

         "Consolidated EBITDA": for any period, as to LifePoint Parent and its Subsidiaries, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense, (c) depreciation and amortization expense (including deferred loan cost amortization if a non-cash charge), (d) ESOP expense (if a non-cash charge), and (e) other non-cash charges not to exceed five percent (5%) of the book value Consolidated Total Assets as of the last day of the most recent Reference Period for which the Administrative Agent has received financial statements pursuant to Section 6.1(a) or (b), all determined on a consolidated basis in accordance with GAAP. For the purposes of calculating Consolidated EBITDA for any Reference Period pursuant to any determination of the ratio of Consolidated Total Debt to Consolidated EBITDA, the ratio of Consolidated Senior Debt to Consolidated EBITDA or the ratio of Consolidated EBITDA to Consolidated Interest Expense, (i) if at any time during such Reference Period such Person or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period such Person or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period based upon the audited or reviewed financial statements for such Reference Period of the Target of such Material Acquisition, or if no such audited or reviewed financial statements are available, to the extent consented to by the Administrative Agent.

         "Consolidated Interest Expense": for any period, as to LifePoint Parent and its Subsidiaries, the aggregate amount (determined on a consolidated basis in accordance with GAAP) of interest, commitment fees, letter of credit fees and net payments under Rate Hedging Agreements accrued (whether such interest is reflected as an item of expense or capitalized, but excluding mark-to-market adjustments that are non-cash in nature and breakage fees or income) during such period (including without limitation the commitment fees and the Letter of Credit fees hereunder, and the interest component of Capital Lease Obligations) in respect of all Indebtedness of LifePoint Parent and its Subsidiaries (net of credits under Rate Hedging Agreements) for such period; provided however, that if during any period LifePoint Parent or any Subsidiary shall have made a Material Acquisition, Consolidated Interest Expense for such period shall be calculated after giving pro forma effect for the Indebtedness incurred or related to the Material Acquisition as if such Material Acquisition occurred on the first day of such period.

         "Consolidated Net Income": for any period, as to LifePoint Parent and its Subsidiaries, the net income (or loss) of LifePoint Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Worth": at any date, as to any Person, (a) the total assets determined on a consolidated basis in accordance with GAAP of such Person and its Subsidiaries minus (b) total liabilities determined on a consolidated basis in accordance with GAAP of such Person and its Subsidiaries.

         "Consolidated Senior Debt": at any date, the aggregate principal amount of all Indebtedness of such Person and its Subsidiaries at such date, minus the aggregate outstanding amount of Subordinated Debt of such Person and its Subsidiaries at such date determined on a consolidated basis in accordance with GAAP.

         "Consolidated Total Assets": at any date, as to any Person, the total assets determined on a consolidated basis in accordance with GAAP of such Person and its Subsidiaries.

         "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness of such Person and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

         "Cumberland Ambulatory Surgery Subsidiary": the proposed Subsidiary (and related Investment therein) of a Loan Party formed to become a partner in a partnership proposed to be named 'Cumberland Surgery Center, L.P.' which shall own and operate an ambulatory surgery center in Somerset, KY (and related facilities) adjacent to Lake Cumberland Hospital in accordance with the description thereof set forth in Schedule 7.8(e).

         "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "Default Rate": see Section 2.9(c).

         "Defaulting Lenders": Lenders who are in breach of any of their obligations hereunder, as determined by the Administrative Agent in its reasonable discretion.

         "Disposition": see definition of "Asset Sale".

         "Distribution Agreement" the Distribution Agreement, dated as of May 11, 1999, by and among Columbia/HCA, LifePoint Parent and Triad Hospitals, Inc., as originally executed or hereafter amended with the prior written consent of the Required Lenders.

         "Documentation Agent": see the preamble hereto.

         "Dollars" and "$": dollars in lawful currency of the United States.

         "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Legal Requirements regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, as now or may at any time hereafter be in effect.

         "Equity Interests": any and all shares, interests, participations or other equivalents (however designated) of capital stock, partnership interests, member interests and any and all equivalent ownership interests in a Person, and any and all warrants, rights or options to purchase any of the foregoing, other than equity interests or warrants, right or options issued in connection with exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ESOP":  the LifePoint Parent's Retirement Plan.

         "Event of Default": any of the events specified in Section 8.

         "Existing Joint Venture":  Dodge City Healthcare Group, L.P.

         "Facility": the collective reference to each of the Revolving Facility and the Swingline Facility.

         "Federal Funds Effective Rate": for any period, a fluctuating interest rate per annum (based on a 360 day year) equal for each day during such period to the weighted average of the rates of interest charged on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published for any day which is a Business Day by the Federal Reserve Bank of New York (or, in the absence of such publication, as reasonably determined by the Administrative Agent).

         "Funding Office": the office of the Administrative Agent specified in
Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to Borrower and the Lenders.

         "GAAP": generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other entity as may be approved by a significant segment of the accounting profession, provided, however, that for purposes of compliance with Section 7.1 and the related definitions, "GAAP" means such principles as in effect on December 31, 2000 as applied by LifePoint Parent and their respective Subsidiaries and the Accountants in the preparation of the most recent audited annual statements referred to in Section 5.1 and consistently followed, without giving effect to any subsequent changes thereto. In the event that any accounting change of the Financial Accounting Standards Board shall be promulgated resulting in a change in the method of calculation of financial covenants, financial standards or other terms in this Agreement, then Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such accounting changes to the effect that the criteria for evaluating Borrower's financial condition shall be the same after such accounting changes as if such accounting changes had not been made. Until such time as such an amendment shall have been executed and delivered by Borrower, the Administrative Agent and the Required Lenders, all financial covenants, financial standards and other terms in this Agreement shall continue to be calculated or construed as if such accounting changes had not occurred.

         "Governmental Authority": any nation or government, state or other political subdivision thereof, agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions or pertaining to government, any securities exchange and any self-regulatory organization.

         "Guarantee and Security Agreement": the Amended and Restated Guarantee and Security Agreement to be executed and delivered by each Subsidiary Guarantor, substantially in the form of Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time.

         "Guarantee Obligation": with respect to any Person, (a) any guarantee by such specified Person of the payment or performance of, or any contingent obligation of such Person in respect of any Indebtedness or other obligation of any primary obligor, (b) any other arrangement whereby credit is extended to a primary obligor on the basis of any promise or undertaking of such Person including any binding "comfort letter" or "make well agreement" written by such Person to a creditor or prospective creditor of such primary obligor, to (i) pay the Indebtedness of such primary obligor, (ii) purchase an obligation owed by such primary obligor, (iii) pay for the purchase or lease of assets or services regardless of the actual delivery thereof or (iv) maintain the capital, working capital, solvency or general financial condition of such primary obligor, (c) any liability of such Person as a general partner of a partnership in respect of Indebtedness or other obligations of such partnership, (d) any liability of such Person as a joint venturer of a joint venture in respect of Indebtedness or other obligations of such joint venture, and (e) any liability of such Person with respect to the tax liability of others as a member of a group (other than a group consisting solely of Borrower and its Subsidiaries) that is consolidated for tax purposes, and (f) reimbursement obligations, whether contingent or matured, of such Person with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and Rate Hedging Agreements; in each case whether or not any of the foregoing are reflected on the balance sheet of such Person or in a footnote thereto; provided, however, that the term "Guarantee Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee Obligation and the amount of Indebtedness resulting from such Guarantee Obligation shall be the maximum amount that the guarantor may become obligated to pay in respect of the obligations (whether or not such obligations are outstanding at the time of computation).

         "Guarantors": collectively, LifePoint Parent and the Subsidiary Guarantors.

         "HCA Side Letter": that certain letter agreement dated May 11, 1999 from Columbia/HCA in respect of the collateral assignment of each of the Transition Agreements.

         "Hazardous Materials": (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and polychlorinated biphenyls, (b) any chemicals or other materials or substances or wastes that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law, and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

         "High Yield Documents": the High Yield Notes and all other documents and agreements executed in connection therewith, each as originally executed or as amended pursuant to Section 7.15.

         "High Yield Offering Memorandum": the Offering Memorandum dated May 4, 1999 relating to the High Yield Notes.

         "High Yield Notes": the $150,000,000 in 10.75% Senior Subordinated Notes due 2009 issued by HTI on May 11, 1999.

         "High Yield Offering": that certain subordinated debt offering of HTI which closed on May 11, 1999.

         "HTI": see the preamble.

         "Hospitals": any of the acute care hospitals owned or operated by any of the Loan Parties from time to time, of which 18 are owned and 3 are leased and all are operated by Borrower and its Subsidiaries on the date hereof as set forth on Schedule 1.1B hereto.

         "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) the principal portion of Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all Guarantee Obligations of such Person in respect of Indebtedness of another Person, (h) all Indebtedness of another Person secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (i) all obligations of such Person in respect of Rate Hedging Agreements, (j) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (k) all preferred Equity Interests issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration (other than as a result of a Change of Control that does not in fact result in a redemption of such preferred Equity Interests) at any time during the term of this Agreement, (l) the principal portion of all obligations of such Person under Synthetic Leases, (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, and (n) the outstanding attributed principal amount under any Securitization Transaction.

         "Initial Financial Statements": see Section 4.1(e).

         "Insolvency" or "Insolvent": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "Intellectual Property": collectively, all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

         "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Base Rate Loan is outstanding and the final maturity date of such Base Rate Loan, (b) as to any LIBOR Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any LIBOR Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

         "Interest Period": as to any Swingline Loan, the period commencing on the date of such Swingline Loan and ending on the earlier of fifteen (15) days thereafter or the Scheduled Revolving Termination Date and as to any LIBOR Loan,
(a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Loan and ending one, two, three or six months thereafter or, if available in the discretion of all Lenders, ending nine or twelve months thereafter, as selected by Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six months thereafter or, if available in the sole discretion of the Administrative Agent, ending nine or twelve months thereafter, as selected by Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) Borrower may not select an Interest Period under any Facility that would extend beyond the Scheduled Revolving Termination Date;

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (iv) Borrower shall select Interest Periods so as not to require a payment or prepayment of any LIBOR Loan during an Interest Period for such LIBOR Loan.

         "Investments": as defined in Section 7.8.

         "Issuing Lender": Fleet National Bank or any of its Affiliates in their capacity as issuer of any Letter of Credit and any other Lender that is satisfactory to the Administrative Agent and Borrower in the exercise of their mutual discretion.

         "JCAHO": the Joint Commission on Accreditation of Healthcare Organizations, or any similar successor organization thereto.

         "L/C Application": an application, in such form as any Issuing Lender may specify from time to time, requesting such Issuing Lender to issue a Letter of Credit.

         "L/C Commitment": $50,000,000.

         "L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Revolving Commitment Period.

         "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

         "L/C Participants": all Lenders other than any Issuing Lender.

         "Legal Requirement": as to any Person, the certificate of incorporation, by-laws, certificate of limited partnership, certificate of formation, partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including without limitation ERISA, Environmental Laws, the federal Medicare and Medicaid statutes, anti-kickback and fraud and abuse laws and regulations, (including without limitation 42 U.S.C. ss.1320a-7b, 42 U.S.C. ss.1395nn or 31 U.S.C. ss.3729, or the regulations promulgated thereunder), health and environmental protection laws, storm drainage control laws, doing business and/or licensing laws, zoning and subdivision laws and ordinances, and laws regarding access and facilities for disabled persons including but not limited to the federal Architectural Barriers Act, the Fair Housing Amendments Act of 1988, the Rehabilitation Act of 1973, and the Americans with Disabilities Act of 1990.

         "Lenders": as defined in the preamble hereto. References herein to a Lender or Lenders may include any Issuing Lender or the Swingline Lender or both as the context requires.

         "Letter of Credit Fees" see Section 3.3.

         "Letters of Credit": as defined in Section 3.1.

         "LIBOR Base Rate": with respect to each Interest Period for a LIBOR Loan, that rate per annum which represents the offered rate for deposits in U.S. Dollars, for a period of time comparable to such Interest Period, which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on that day that is two Business Days preceding the first day of such Interest Period; provided, however, that if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Base Rate for such Interest Period shall be the rate (rounded upwards, if necessary, to the nearest one-hundred thousandth of a percentage point) determined on the basis of the offered rates for deposits in U.S. Dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. (London time) on that day that is two London Business Days preceding the first day of such Interest Period, as selected by the Administrative Agent. The principal London office of each of four major London banks will be requested to provide a quotation of its U.S. Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York City) time on that day that is two Business Days preceding the first day of such Interest Period. In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Base Rate for the proposed Interest Period cannot be determined. The Administrative Agent shall give prompt notice to Borrower of the LIBOR Base Rate as determined for each LIBOR Loan and such notice shall be conclusive and binding, absent manifest error.

         "LIBOR Loans": Revolving Loans bearing interest at a rate determined on the basis of the LIBOR Rate.

         "LIBOR Rate": with respect to each day during each Interest Period pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward, if necessary, to the nearest 1/16th of 1%):

                                 LIBOR Base Rate
                                 ---------------
                        1.00 - LIBOR Reserve Requirements

         "LIBOR Reserve Requirements": for any day as applied to a LIBOR Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency

Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

         "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

         "LifePoint Parent": see the Recitals.

         "LifePoint Parent Guarantee and Security Agreement": the Amended and Restated LifePoint Parent Guarantee and Security Agreement to be executed and delivered by LifePoint Parent, substantially in the form of Exhibit E, as the same may be amended, supplemented or otherwise modified from time to time.

         "Loan" any loan made by any Lender or any Swingline Lender pursuant to this Agreement.

         "Loan Documents": this Agreement, the Security Documents, the Notes and any other documents executed in connection therewith, as amended, supplemented or modified from time to time.

         "Loan Parties": (a) LifePoint Parent, (b) Borrower and each of its Subsidiaries, and (c) any other Affiliate of Borrower that is or becomes a party to a Loan Document.

         "Loan Party":  any of the Loan Parties.

         "Managed Care Plans": all health maintenance organizations, preferred provider organizations, individual practice associations, competitive medical plans and similar arrangements.

         "Material Acquisition": any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the Equity Interests of a Person and (b) involves the payment of consideration by a Person and its Subsidiaries in excess of $1,000,000 in the aggregate.

         "Material Adverse Effect": a material adverse effect on (a) the business, assets, property, operations, condition (financial or otherwise), liabilities or prospects of LifePoint Parent, Borrower, or Borrower and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any material obligation under any of the Loan Documents to which it is bound, (c) any event or condition which would reasonably be likely to result in an Event of Default (including any financial covenant Event of Default) after the passage of time, or (d) the validity or enforceability of (i) this Agreement or (ii) any of the other Loan Documents or
(iii) the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

         "Material Disposition": any Disposition of property or series of related Dispositions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the Equity Interests of a Person and (b) results in gross proceeds to a Person or any of its Subsidiaries in excess of $1,000,000 in the aggregate.

         "Material Subsidiaries": each direct or indirect Subsidiary (or any combination thereof) of Borrower existing on the date hereof or hereafter acquired or created which (i) has a net worth (calculated in accordance with GAAP) equal to or greater than 10% of the Consolidated Net Worth of Borrower and its Subsidiaries (calculated as of the most recent fiscal period with respect to which the Administrative Agent shall have received audited financial statements) or (ii) has annual book net income (determined in accordance with GAAP) equal to or greater than 5% of the annual Consolidated Net Income of Borrower and its Subsidiaries (calculated for the most recent fiscal year of Borrower for which the Administrative Agent has received audited financial statements).

         "Medical Facilities": any Hospital, outpatient clinic and long term care facility and related medical office building or other facility owned or used by any of the Loan Parties in its business.

         "Mortgaged Properties": the real properties and improvements thereon listed on Schedule 1.1C and properties related thereto, as to which the Administrative Agent for the benefit of the Lenders shall have been granted a Lien pursuant to the Mortgages.

         "Mortgages": each of the mortgages, collateral assignments of leases and rents and deeds of trust, as amended, supplemented or otherwise modified from time to time, made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders as listed on Exhibit F.

         "Multiemployer Plan": a Plan that is a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

         "Net Cash Proceeds": the cash proceeds received from any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, net of attorney's fees, investment banking fees, accountant's fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

         "Non-Excluded Taxes": as defined in Section 2.14(a).

         "Non-U.S. Lender": as defined in Section 2.14(d).

         "Notes": the collective reference to the Revolving Notes and the Swingline Note.

         "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of Borrower to the Administrative Agent or to any Lender (or, in the case of Rate Hedging Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Rate Hedging Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by Borrower pursuant hereto) or otherwise.

         "Organizational Documents": as to any Person, the certificate of incorporation, by-laws, certificate of limited partnership, certificate of formation, partnership agreement or other organizational or governing document of such Person.

         "Original Agreement": see the Recitals.

         "Original Lenders": see the Recitals.

         "Participant": as defined in Section 10.6(b).

         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

         "Permitted Acquisitions": an Acquisition by Borrower or a Subsidiary Guarantor, subject to the fulfillment of the following conditions:

                  (i) If such Acquisition or series of related Acquisitions involves a Total Purchase Price of more than $45,000,000 in the aggregate, Borrower shall have obtained the prior written approval of the Required Lenders;

                  (ii) Target EBITDA of the Target for its most recently ended four fiscal quarters shall exceed $1.00;

                  (iii) If such Acquisition or series of related Acquisitions involves a Total Purchase Price of more than $20,000,000 in the aggregate, then no later than (A) on the date of or prior to the consummation of any such Acquisition, Borrower shall have delivered to the Administrative Agent, with sufficient copies for all of the Lenders, copies of executed counterparts of such Purchase Agreement, together with all schedules thereto, copies of the Target's financial statements supplied to Borrower, projections, a pro forma Compliance Certificate, and any additional agreements or instruments to be executed at the closing thereunder (to the extent available), (B) promptly following a request therefor, copies of such other information or documents relating to such acquisition as the Administrative Agent shall have reasonably requested, and (C) if requested by the Administrative Agent, promptly following the consummation of such Acquisition, certified copies of the agreements, instruments and documents referred to above to the extent the same has been executed and delivered at the closing under such Purchase Agreement;

                  (iv) No Loan Party shall, in connection with any such Acquisition, assume or remain liable with respect to any Indebtedness of the related seller, except (A) to the extent permitted under Section
         7.2 and (B) obligations of such seller incurred in the ordinary course of business and necessary or desirable to the continued operation of the underlying properties; and any other such liabilities or obligations not permitted to be assumed or otherwise supported hereunder shall be paid in full or released as to the assets being so acquired on or before the consummation of such Acquisition;

                  (v) All other assets and properties acquired in connection with any such Acquisition shall be free and clear of any Liens other than as permitted under Section 7.3;

                  (vi) The Loan Parties shall have complied as applicable with all of the provisions in Section 6.11, including the execution and delivery of such additional agreements, instruments, certificates, opinions and other papers as the Administrative Agent may reasonably require;

                  (vii) The Target must be engaged primarily in the business of Borrower and its Subsidiaries existing on the date hereof;

                  (viii) No Default shall have occurred and be continuing or reasonably be expected to result from such Acquisition;

                  (ix) Without limiting the generality of the foregoing, after giving effect to such Acquisition, Borrower shall be in compliance with the provisions of Section 7.1, calculated on a pro forma basis as of the end of and for the quarter most recently ended prior to the date of such Acquisition; and

                  (x) Borrower shall have submitted to the Administrative Agent a properly completed Acquisition Compliance Checklist substantially in the form of Exhibit G hereto which must be satisfactory to the Administrative Agent in form and substance and a written estimate of projected Capital Expenditures in connection with such Acquisition pursuant to Section 7.7.

         "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity.

         "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pricing Grid": the pricing grid attached hereto as Schedule 1.1A.

         "Prime Rate": The variable per annum rate of interest so designated from time to time by the Reference Lender at its head office as its Prime Rate. The Prime Rate is not necessarily intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit.

         "Projections": as defined in Section 6.2(c).

         "Properties": as defined in Section 5.16(a).

         "Purchase Agreement": any of the asset and/or equity purchase agreements relating to a Permitted Acquisition between Borrower or any Subsidiary and the seller of such assets and/or equity.

         "Rate Hedging Agreements": all interest rate swaps, caps or collar agreements or similar arrangements providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

         "Reference Lender": Fleet National Bank.

         "Reference Period": any period of four consecutive fiscal quarters of Borrower.

         "Register": as defined in Section 10.6(d).

         "Regulation U": Regulation U of the Board as in effect from time to time.

         "Reimbursement Obligation": the obligation of Borrower to reimburse an Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

         "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.ss.4043.

         "Required Lenders": at any time, the holders (who are not Defaulting Lenders) of more than 50% of the Total Commitments then in effect or, if the Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

         "Responsible Officer": as to any Loan Party, the chief executive officer, chief operating officer, president, chief financial officer, general counsel or controller of such Loan Party, but in any event, with respect to financial matters, the chief financial officer of Borrower.

         "Restricted Payment": any distribution or payment of cash or property, or both, directly or indirectly (a) in respect of any Subordinated Debt, or (b) to the holder of any Equity Interest in any Loan Party or to any Affiliates of any Loan Party for any reason whatsoever, including without limitation, salaries, loans, debt repayment, consulting fees, expense reimbursements and dividends, distributions, put, call or redemption payments and any other payments in respect of Equity Interests.

         "Revolving Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Commitment" opposite such Lender's name on Schedule 1.1D or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

         "Revolving Commitment Period": the period from and including the Closing Date to the Scheduled Revolving Termination Date.

         "Revolving Extensions of Credit": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans and Swingline Loans held by such Lender then outstanding and (b) an amount equal to such Lender's Revolving Percentage of the L/C Obligations then outstanding.

         "Revolving Facility": the Revolving Commitments and the extensions of credit made thereunder.

         "Revolving Loans": as defined in Section 2.1(a).

         "Revolving Note": as defined in Section 2.1(c).

         "Revolving Percentage": as to any Lender at any time, the percentage which such Lender's Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding).

         "Scheduled Revolving Termination Date": June 19, 2006.

         "SEC": the Securities and Exchange Commission, and any successor thereto.

         "Securitization Transaction": means a financing transaction or series of financing transactions that have been or may be entered into by a member of Borrower's consolidated group pursuant to which such member may sell, convey or otherwise transfer to (i) a Subsidiary or affiliate, or (ii) any other Person, or may grant a security interest in, any accounts receivable, notes receivable, rights to future lease payments or residuals or other similar rights to payment (the "Securitization Receivables") (whether such Securitization Receivables are then existing or arising in the future) of such member, and any assets related thereto, including without limitation, all security interests in merchandise or services financed thereby, the proceeds of such Securitization Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

         "Security Documents": the collective reference to the LifePoint Parent Guarantee and Security Agreement, Borrower Security Agreement, the Guarantee and Security Agreement, the Trademark Security Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document, as amended, supplemented or modified from time to time.

         "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

         "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

         "Subordinated Debt": the High Yield Offering and any other Indebtedness of Borrower or any of its Subsidiaries subordinated on terms satisfactory to the Administrative Agent and the Required Lenders pursuant to written agreements in form and substance satisfactory to the Administrative Agent.

         "Subsidiary" as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. The definition of "Subsidiaries" of LifePoint Parent and Borrower shall include the Existing Joint Venture. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a direct or indirect Subsidiary or Subsidiaries of LifePoint Parent or Borrower; provided that no Plan (including the ESOP) shall be considered a Subsidiary of LifePoint Parent or Borrower.

         "Subsidiary Guarantor": each direct or indirect Subsidiary of Borrower.

         "Swingline Commitment": means the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to $15,000,000 and the commitment of the Lenders to purchase participation interests in the Swingline Loans.

         "Swingline Exposure": at any time the aggregate principal amount of all Swingline Loans outstanding at such time.

         "Swingline Facility": as defined in the preamble hereto.

         "Swingline Lender": Fleet National Bank, in its capacity as lender of Swingline Loans hereunder, and its successors in such capacity.

         "Swingline Loan": any loan made by the Swingline Lender pursuant to
Section 2.5.

         "Swingline Note": see Section 2.5(a).

         "Syndication Agent": as defined in the preamble hereto.

         "Synthetic Lease": means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money Indebtedness for tax purposes but is classified as an operating lease under GAAP.

         "Target": any Person or any division of a Person, all or substantially all of the outstanding Equity Interests or all or substantially all of the assets of which, are proposed to be acquired by Borrower or any of its Subsidiaries in connection with a Permitted Acquisition.

         "Target EBITDA": for any period, as to the Target, net income for such period plus, without duplication and to the extent reflected as a charge in the statement of such net income for such period, the sum of (a) income tax expense,
(b) interest expense, and (c) depreciation and amortization expense, all calculated in accordance with generally accepted accounting principles consistently applied and as may be adjusted to give effect to cost savings as a result of the Acquisition to the extent agreed to in writing by the Administrative Agent.

         "Tax Sharing Agreement": the Tax Sharing and Indemnification Agreement, dated as of May 11, 1999, by and among Columbia/HCA, LifePoint Parent and Triad Hospitals, Inc. as originally executed or hereafter amended with the prior written consent of Required Lenders.

         "Third Party Payor Programs": All third party payor programs in which Borrower and its Subsidiaries currently or in the future may participate, including, without limitation, Medicare, Medicaid, Blue Cross and/or Blue Shield, Managed Care Plans, other private insurance programs and employee assistance programs.

         "Total Commitments": at any time the total amount of the Commitments then in effect.

         "Total Purchase Price": the "purchase price" for any Acquisition including, without limitation, but without duplication, (a) all cash payable by any Loan Party to the seller or Affiliate of the seller at the closing of the Acquisition; (b) all equity securities of any Loan Party, and warrants, options and other rights to acquire equity securities of any Loan Party, issued at the closing of the Acquisition valued in accordance with the fair market value of such securities; (c) all Indebtedness incurred by LifePoint Parent or Borrower or any of its Subsidiaries in favor of any seller or Affiliate of any seller;
(d) all Indebtedness and other liabilities of or related to the Target that are assumed by any Loan Party, or subject to which the acquired assets are acquired, or (in the case of an equity security purchase or merger) that remain unpaid at the closing of the Acquisition; (e) amounts payable under noncompetition agreements; (f) the maximum amount of all compensation (other than base salary and customary bonuses) during the 12-month period following the closing of the acquisition under all employment agreements entered into in connection with the Acquisition; (g) amounts payable under consulting or other similar agreements entered into in connection with the Acquisition, the payment and amount of which are not conditioned on the performance of a specified amount of services or which are in excess of a reasonable amount for the specified services; and (h) the maximum amount of all contingent future payments or other consideration (including any Equity Interests and warrants, options and other rights to acquire Equity Interests, valued in accordance with the fair market value of such securities but excluding employee benefit plans) not otherwise described in this definition, including without limitation "earn-out" payments and amounts payable upon disposition of the acquired business (unless the Required Lenders shall otherwise agree), and (i) all other payments and obligations which constitute in substance purchase price rather than payment for services. For purposes of clauses (f) and (h) of the preceding sentence, the maximum amount of any payment or other consideration specified therein shall be the maximum amount provided for in the relevant agreement, or, if no maximum amount is so provided, the amount reasonably estimated by Borrower on the basis of assumptions and calculations provided in writing to the Agent and approved by them. Such assumptions shall include reasonable projections of any measure of financial or other performance that enters into the calculation of the amount of any such payment or other consideration but shall not include any assumption that any other future event that is a condition to such payment or consideration (such as the later disposition of the acquired business or a public or private offering of securities) will not occur. Any amounts included in clauses (e), (g) or (h) payable after the 12-month period following the closing of the acquisition shall be calculated on a net present value basis discounted at the then current U.S. treasury rate with a maturity substantially the same as the final payment thereunder (or such other rate as is then acceptable to the Administrative Agent). Notwithstanding any of the foregoing to the contrary, for purposes of clause (iii) of the definition of "Permitted Acquisitions" only, the term "Total Purchase Price" shall exclude any amounts included in clause (b) above, any contingent future payments or other consideration which constitute Equity Interests and warrants, options and other rights to acquire Equity Interests, and Subordinated Debt which has no interest payment component.

         "Total Revolving Commitments": at any time, the aggregate amount of the Revolving Commitments then in effect.

         "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Lenders outstanding at such time.

         "Trademark Security Agreement": the Trademark Security Agreement to be executed and delivered by Borrower, LifePoint Parent and certain of their Subsidiaries, substantially in the form of Exhibit H, as the same may be amended, supplemented or otherwise modified from time to time.

         "Transferee": any Assignee or Participant.

         "Transition Agreements": collectively, (a) the Distribution Agreement;
(b) the Tax Sharing Agreement; (c) the benefits and employment matters agreement among Columbia/HCA, Triad Hospitals, Inc. and LifePoint Parent; (d) the insurance allocation and administration agreement among Columbia/HCA, Triad Hospitals, Inc. and LifePoint Parent; (e) the computer and data processing services agreement between Columbia Information Systems, Inc. ("CIS") and LifePoint Parent; (f) the transitional services agreement between Columbia/HCA and LifePoint Parent; (g) agreement to share telecommunications services between CIS and LifePoint Parent; and (h) agreements between Columbia/HCA and LifePoint Parent relating to the provision of account collection services and relating to LifePoint Parent's participation in a group purchasing organization with Columbia/HCA.

         "Type": as to any Loan, its nature as a Base Rate Loan, a LIBOR Loan or a Swingline Loan.

         "United States" or "U.S.": the United States of America.

         "U.S. Lender": as defined in Section 2.14(d).

         1.2 Other Provisions. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto. As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (a) accounting terms relating to Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in
Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (b) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", and (c) the words "incur" and "borrow" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" and "borrowings" shall have correlative meanings).

         SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

         2.1 Revolving Commitments.

         (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Loans") to Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Percentage of the L/C Obligations then outstanding does not exceed the amount of such Lender's Revolving Commitment. During the Revolving Commitment Period, Borrower may use the Revolving Commitments by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be LIBOR Loans or Base Rate Loans, as determined by Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.7.

         (b) Borrower shall repay all outstanding Revolving Loans on the Scheduled Revolving Termination Date.

         (c) Borrower agrees that, upon the request to the Administrative Agent by any Lender, which request is communicated to Borrower, Borrower will execute and deliver to such Lender a promissory note of Borrower dated the Closing Date evidencing the Revolving Commitment of such Lender, substantially in the form of
Exhibit I with appropriate insertions as to date and principal amount (each, as amended, supplemented or otherwise modified from time to time, a "Revolving Note"). Each Lender is hereby authorized to record the date, Type and amount of each Revolving Loan made by such Lender, the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period and LIBOR Rate with respect thereto, on the schedule (or any continuation of the schedule) annexed to and constituting a part of its Revolving Note, and any such recordation shall, absent manifest error and to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation (or any error therein) shall not affect the obligation of Borrower to repay (with applicable interest) the Revolving Loans made to Borrower in accordance with the terms of this Agreement. Any Note and the Obligations evidenced thereby may be assigned or otherwise transferred in whole or in part only in accordance with Section 10.6 and by registration of such assignment or transfer of such Note and the Obligations evidenced thereby in the Register (and each Note shall expressly so provide). Upon receipt of an affidavit of an officer of any Lender or the Administrative Agent as to the loss, theft, destruction or mutilation of any Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other security document, and execution and delivery of an appropriate indemnification agreement by such Lender or the Administrative Agent, as applicable, in form and substance reasonably satisfactory to Borrower in favor of Borrower relating thereto, Borrower will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.

         2.2 Procedure for Revolving Loan Borrowing. Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that Borrower shall give the Administrative Agent irrevocable notice (received by the Administrative Agent prior to 12:00 Noon, New York City time and confirmed in writing by delivery of a notice substantially in the form of Exhibit J hereto (each a "Borrowing Notice"), (a) three Business Days prior to the requested Borrowing Date, in the case of LIBOR Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans, specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of LIBOR Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any Revolving Loans made on the Closing Date shall initially be Base Rate Loans. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of LIBOR Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to Borrower by the Administrative Agent crediting the account of Borrower on the books of such office (or, if so requested by Borrower, by wire transferring immediately available funds to such bank account as Borrower shall designate) with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

         2.3 Commitment Fees, etc.

         (a) Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Commitment Period, equal to the applicable percentage per annum shown on the Pricing Grid, such fee to be calculated based on the average daily amount of the Available Revolving Commitment (and including Swingline Exposure as usage) of such Lender, payable quarterly in arrears on the last day of each March, June, September and December and on the Scheduled Revolving Termination Date, commencing on the first of such dates to occur after the date hereof. Notwithstanding the foregoing, from and after the Closing Date until the first Adjustment Date, the commitment fees shall be based on Level II pricing as shown on the Pricing Grid.

         (b) Borrower agrees to pay to each Agent the fees in the amounts and on the dates previously agreed to in writing by Borrower and such Agent.

         2.4 Termination or Reduction of Revolving Commitments. Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the Total Revolving Extensions of Credit and the Swingline Exposure would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000, or an integral multiple of $500,000 in excess thereof, and shall reduce permanently the Revolving Commitments then in effect.

         2.5 Swingline Loans.

         (a) During the Revolving Commitment Period, the Swingline Lender agrees, on the terms and conditions set forth in this Agreement, to lend to Borrower from time to time amounts that will not result in (i) the aggregate principal amount of outstanding Swingline Loans at any time exceeding $15,000,000, or (ii) the sum of the L/C Obligations, the Swingline Exposure and the Total Revolving Extensions of Credit at any time exceeding the Total Revolving Commitments. Interest on such Swingline Loans shall accrue for each day during the Interest Period applicable thereto at the Base Rate plus the Applicable Margin for Base Rate Loans. Each Swingline Loan shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the last day of the Interest Period applicable to such Swingline Loan. Swingline Loans may be repaid and reborrowed. Swingline Loans may be prepaid at any time, without premium or penalty, provided that notice shall be given not later than 12:00 Noon, New York City time on the date of prepayment. The Swingline Loans shall be evidenced by a promissory note in the form of Exhibit K hereto (as amended, supplemented or modified from time to time, the "Swingline Note").

         (b) In order to request a Swingline Loan, Borrower shall notify the Administrative Agent of such request not later 12:00 Noon, New York City time on the day of a proposed Swingline Loan, specifying the proposed date (which shall be a Business Day) and amount of the requested Swingline Loan (which shall be $100,000 or a larger multiple of $100,000). The Administrative Agent will promptly advise the Swingline Lender of any such notice received from Borrower. The Swingline Lender shall make each Swingline Loan available to Borrower by means of a credit to the general deposit account of Borrower with the Swingline Lender (or, if so requested by Borrower, by means of wire transfer of immediately available funds to such bank account as Borrower shall designate) by 3:00 p.m. New York City time on the requested date of such Swingline Loan.

         (c) The Swingline Lender may by written notice given to the Lenders not later than 10:00 A.M., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Lenders will acquire participations. In furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Aggregate Exposure Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of an Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever; provided, however, that a Lender shall not be required to acquire a participation in a Swingline Loan pursuant to this paragraph if (i) an Event of Default shall have occurred and was continuing at the time such Swingline Loan was made and (ii) such Lender shall have notified the Swingline Lender in writing, not less than one Business Day before such Swingline Loan was made, that such Event of Default has occurred and that such Lender will not participate in any Swingline Loans made while such Event of Default is continuing. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.12 with respect to Revolving Loans made by such Lender. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph. Any amounts received by the Swingline Lender from Borrower (or other party on behalf of any Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve Borrower of any default in the payment thereof and shall be effected in a manner substantially similar to that contained in Section 3.4 of this Agreement.

         2.6 Prepayments.

         (a) Borrower may at any time and from time to time prepay the Revolving Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of LIBOR Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of LIBOR Loans or Base Rate Loans; provided, that if a LIBOR Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, Borrower shall also pay any amounts owing pursuant to Section 2.15. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are Base Rate Loans) accrued interest to such date on the amount prepaid. Partial prepayments Revolving Loans shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof.

         (b) If at any time the Total Revolving Extensions of Credit exceeds the total Available Revolving Commitment, Borrower shall immediately pay the amount of such excess to the Administrative Agent on behalf of the Lenders. If at any time the aggregate principal amount of all outstanding Swingline Loans exceeds $15,000,000, Borrower shall immediately pay the amount of such excess to the Administrative Agent on behalf of the Lenders.

         2.7 Conversion and Continuation Options.

         (a) Borrower may elect from time to time to convert LIBOR Loans to Base Rate Loans by giving the Administrative Agent prior irrevocable notice of such election, confirmed in writing pursuant to the Interest Rate Option Notice attached as Exhibit L, provided that any such conversion of LIBOR Loans may only be made on the last day of an Interest Period with respect thereto. Borrower may elect from time to time to convert Base Rate Loans to LIBOR Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided, that no Base Rate Loan under the Revolving Facility may be converted into a LIBOR Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

         (b) Any LIBOR Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such LIBOR Loans, provided that no LIBOR Loan under the Revolving Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations, and provided, further, that if Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such LIBOR Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

         2.8 Limitations on LIBOR Loans. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of LIBOR Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the LIBOR Loans having the same Interest Period beginning and ending on the same date shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten LIBOR Loans shall be outstanding for any Lender at any one time.

         2.9 Interest Rates and Payment Date.

         (a) Each LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Rate determined for such day plus the Applicable Margin.

         (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

         (c) Upon the occurrence and during the continuance of an Event of Default, all outstanding Loans and Reimbursement Obligations (whether or not overdue) and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Loan Documents shall, at the option of the Required Lenders, bear interest at a rate per annum equal to (x) in the case of any LIBOR Loans, the rate applicable to such LIBOR Loan plus 2% until the end of the applicable Interest Period and thereafter the rate applicable to Base Rate Loans plus 2% or (y) in the case of any Base Rate Loans, Swingline Loans, Reimbursement Obligations, or any other amounts payable hereunder, the rate applicable to Base Rate Loans plus 2.00% (each, the "Default Rate"), from the date of such Event of Default until such Event of Default is waived in writing by the Required Lenders or, if curable, cured in full.

         (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

         2.10 Computation of Interest and Fees. Interest on LIBOR Loans shall be calculated on the basis of a 360 day year for the actual days elapsed. Other interest (including on Base Rate Loans and Swingline Loans) and fees payable pursuant hereto shall be calculated on the basis of a 365-366 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify Borrower and the relevant Lenders of each determination of a LIBOR Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the LIBOR Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on Borrower and the Lenders in the absence of manifest error.

         2.11 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Required Lenders that the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (i) any LIBOR Loans under the Revolving Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans,
(ii) any Loans under the Revolving Facility that were to have been converted on the first day of such Interest Period to LIBOR Loans shall be continued as Base Rate Loans and (iii) any outstanding LIBOR Loans under the Revolving Facility shall be converted, on the last day of the then current Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further LIBOR Loans under the Revolving Facility shall be made or continued as such, nor shall Borrower have the right to convert Base Rate Loans under the Revolving Facility to LIBOR Loans.

         2.12 Pro Rata Treatment and Payments.

         (a) Each borrowing by Borrower from the Lenders hereunder, each payment by Borrower on account of any commitment fee or Letter of Credit Fee and any reduction of the Revolving Commitments of the Lenders shall be made pro rata according to the respective Revolving Percentages of the Lenders.

         (b) Each payment (including each prepayment) by Borrower on account of principal of and interest on the Revolving Loans shall be made according to the respective outstanding principal amounts of the Revolving Loans then held by the Lenders.

         (c) All payments (including prepayments) to be made by Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and free and clear of, and without any deduction or withholding for, any taxes or other payments as set forth in
Section 2.14(a), and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

         (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans, on demand, from Borrower.

         (e) Unless the Administrative Agent shall have been notified in writing by Borrower prior to the date of any payment being made hereunder that Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against Borrower.

         2.13 Legal Requirements.

         (a) If the adoption of or any change in any Legal Requirement or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

             (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any L/C Application or any LIBOR Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for taxes covered by or excluded from coverage by Section 2.14 and changes in the rate of tax on the overall net income of such Lender);

             (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the LIBOR Rate hereunder; or

             (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans or any Commitment hereunder or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such actual increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

         (b) If any Lender shall have determined that the adoption of or any change in any Legal Requirement regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to Borrower (with a copy to the Administrative Agent) of a written request therefor, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.14 Taxes.

         (a) All payments made by Borrower to or for the account of any Lender or the Administrative Agent under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender (or its applicable lending office) and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or other stamp or documentary taxes or excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Amounts") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Amounts) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to provide Borrower and the Administrative Agent with the appropriate form or documentation pursuant to paragraph (d) or (e) of this Section (unless such failure is due to the adoption of or any change in any Legal Requirement or in the interpretation or application thereof made subsequent to the date on which a form with respect to such Lender originally was required to be provided) or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except, in the case of an assignment of rights and obligations under this Agreement to a Lender pursuant to Section 2.17 or 10.6, to the extent that such Lender's assignor, or the replaced Lender, as applicable, was entitled, at the time of assignment, to receive additional amounts from Borrower with respect to such Non-Excluded Taxes pursuant to this Section. In addition, for any period with respect to which a Lender has provided Borrower and the Administrative Agent with the Internal Revenue Service forms specified in clause (ii) of paragraph (d) of this Section, Borrower shall not be required to increase any amounts payable to such Lender with respect to United States withholding taxes other than those imposed on interest.

         (b) In addition, Borrower shall pay any Other Amounts to the relevant Governmental Authority in accordance with applicable law.

         (c) Whenever any Non-Excluded Taxes or Other Amounts are payable by Borrower, as promptly as possible thereafter Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Non-Excluded Taxes or Other Amounts when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

         (d) Each Lender (or Transferee) that is not a United States person under Section 7701(a)(30) of the Code for U.S. federal income tax purposes (a "Non-U.S. Lender") shall deliver to Borrower and the Administrative Agent (i) two properly completed and duly executed original copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, as appropriate, or any subsequent versions thereof or successors thereto, certifying that such Non-U.S. Lender is entitled to a complete exemption from U.S. federal withholding tax on all payments by Borrower under this Agreement and the other Loan Documents, or (ii), in the case of a Non-U.S. Lender, which is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8BEN (with respect to a complete exemption under an income tax treaty) or Form W-8ECI pursuant to clause (i), a statement substantially in the form of Exhibit M (an "Exemption Certificate") and two properly completed and duly executed original copies of Internal Revenue Service Form W-8BEN (with respect to such Lender's status as a foreign person) or any subsequent versions thereof or successors thereto, certifying that such Non-U.S. Lender is entitled to a complete exemption from U.S. federal withholding tax on all payments of interest by Borrower under this Agreement and the other Loan Documents. In addition, if requested in writing by Borrower or the Administrative Agent, each Lender (or Transferee) that is a United States person under Section 7701(a)(30) of the Code for U.S. federal income tax purposes (a "U.S. Lender") shall deliver to Borrower and the Administrative Agent two properly completed and duly executed original copies of Internal Revenue Service Form W-9, or any subsequent versions thereof or successors thereto, certifying that such U.S. Lender is entitled to a complete exemption from U.S. federal withholding tax on all payments by Borrower under this Agreement and the other Loan Documents. The forms described in this paragraph shall be delivered by each Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender or upon the request of Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so). Each Lender shall promptly notify Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section that such Non-U.S. Lender is not legally able to deliver.

         (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement and the other

Loan Documents shall deliver to Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

         (f) If the Administrative Agent or any Lender determines that it has received or realized any refund of tax, any reduction of, or credit against, its tax liabilities or otherwise recovered any amount in connection with any deduction or withholding, or payment of any additional amount, by Borrower pursuant to Section 2.13 or 2.14(a) above, it shall reimburse Borrower an amount determined to be equal to the net benefit, after tax, which was obtained by such Lender or the Administrative Agent, as a consequence of such refund, reduction, credit or recovery, provided that nothing contained in this paragraph (f) shall require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems to be confidential).

         (g) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.15 Indemnity. Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) failure by Borrower to make a borrowing of, conversion into or continuation of LIBOR Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) failure by Borrower to make any prepayment of or conversion from LIBOR Loans after Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of LIBOR Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.16 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.13 or 2.14(a) with respect to such Lender, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such

Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of Borrower or the rights of any Lender pursuant to Section 2.13 or 2.14(a). In determining whether designating another lending office would cause such Lender or its lending office(s) to suffer economic disadvantage, such Lender may disregard any economic disadvantage that Borrower agrees in form and substance satisfactory to such Lender to indemnify and hold such Lender harmless therefrom.

         2.17 Replacement of Lenders. Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section
2.13 or 2.14(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Legal Requirement, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall not have taken action under Section 2.15 so as to eliminate the continued need for payment of amounts owing pursuant to
Section 2.13 or 2.14(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) Borrower shall be liable to such replaced Lender under Section 2.15 if any LIBOR Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto as if such purchase were a prepayment of the Loans of such Lender on such date, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, Borrower shall pay all additional amounts (if any) required pursuant to Section 2.13 or 2.14(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

         SECTION 3. LETTERS OF CREDIT.

         3.1 L/C Commitment. Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Lenders set forth in
Section 3.4(a), agrees to issue standby letters of credit ("Letters of Credit") for the account of Borrower on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided that such Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero. The parties hereto acknowledge that in accordance with the Original Agreement, Fleet National Bank issued a Letter of Credit for the benefit of Borrower on March 1, 2001 and as of the date hereof $3,000,000 is outstanding thereon. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is 15 calendar days prior to the Scheduled Revolving

Termination Date, provided that any Letter of Credit may provide for the renewal thereof for additional periods not to exceed one year (which shall in no event extend beyond the date referred to in clause (y) above). Each Letter of Credit shall be subject to the International Standby Practices (1998). An Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Legal Requirement.

         3.2 Procedure for Issuance of Letter of Credit. Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an L/C Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Upon receipt of any L/C Application, such Issuing Lender will process such L/C Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and, subject to the terms and conditions hereof, shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the L/C Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and Borrower. Such Issuing Lender shall furnish a copy of such Letter of Credit to Borrower promptly following the issuance thereof. Such Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly finish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

         3.3 Fees and Other Charges. (a) Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to LIBOR Loans, shared ratably among the Lenders (the "Letter of Credit Fees"). In addition, Borrower shall pay to the applicable Issuing Lender for its own account a fronting fee of .125% per annum on the face amount of each Letter of Credit. All fees specified in this Section 3.3(a) shall, in each case, be payable quarterly in arrears on each L/C Fee Payment Date after the date of issuance.

         (b) In addition to the foregoing fees, Borrower shall pay or reimburse such Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

         3.4 L/C Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Percentage in the Issuing Lender obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the applicable Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the applicable

Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

         (b) If any amount required to be paid by any L/C Participant to the such Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is not paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any L/C Participant pursuant to
Section 3.4(a) is not made available to such Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans. A certificate of the applicable Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

         (c) Whenever, at any time after the applicable Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

         3.5 Reimbursement Obligation of Borrower. Borrower agrees to reimburse the applicable Issuing Lender with respect to each draft presented under any Letter of Credit and paid by such Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment, such reimbursement (i) on the same date as such draft if oral notice thereof is given to Borrower by 1:00 p.m. (New York time) on such date, or (ii) on next Business Day if such oral notice thereof is given to Borrower after 1:00 p.m. (New York time). Each such payment shall be made to such Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.9(a) and (ii) thereafter, Section 2.9(b).

         3.6 Obligations Absolute. Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that Borrower may have or have had against the applicable Issuing Lender, any beneficiary of a Letter of Credit or any other Person. Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of Borrower against any beneficiary of such Letter of Credit or any such transferee. The applicable Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. Borrower agrees that any action taken or omitted by such Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on Borrower and shall not result in any liability of such Issuing Lender to Borrower.

         3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the applicable Issuing Lender shall promptly notify Borrower of the date and amount thereof. The responsibility of such Issuing Lender to Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

         SECTION 4. CONDITIONS PRECEDENT.

         4.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date of the following conditions precedent:

         (a) Credit Agreement; Notes; Other Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, Borrower and each Lender listed on Schedule 1.1D, (ii) the Notes, executed and delivered by Borrower, (iii) the LifePoint Parent Guarantee and Security Agreement executed and delivered by LifePoint Parent, (iv) the Borrower Security Agreement executed and delivered by Borrower, (v) the Guarantee and Security Agreement executed and delivered by each Subsidiary Guarantor, (vi) the Trademark Security Agreement executed and delivered by Borrower, LifePoint Parent and certain of their Subsidiaries, and (vii) an Acknowledgment and Consent in the form attached to the Guarantee and Security Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party.

         (b) Equity Interests. The Administrative Agent shall have received (A) the certificates representing the certificated Equity Interests pledged pursuant to the Security Documents, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (B) each promissory note (if any), other instruments and chattel paper pledged to the Administrative Agent pursuant to the Security Documents endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

         (c) Other Documentation. The Administrative Agent shall have received each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

         (d) Mortgages.

             (i) If required, the Administrative Agent shall have received an amendment to Mortgage with respect to each Mortgaged Property, executed, notarized and delivered by a duly authorized officer of each party thereto. In the case of each real property leasehold interest constituting Mortgaged Property, if required, the Administrative Agent shall have received in conjunction with execution and delivery of the amendment to Mortgage (A) such estoppel letters, consents and waivers from the landlords on such real property as may be obtained by the Loan Parties on a reasonable best efforts basis, which estoppel letters shall be in the form and substance reasonably satisfactory to the Administrative Agent, and (B) evidence that the applicable lease, a memorandum of lease with respect thereto, or other evidence of such lease in form and substance reasonably satisfactory to the Administrative Agent, has been or will be recorded in all places to the extent necessary or desirable, in the reasonable judgment of the Administrative Agent, so as to enable the Mortgage encumbering such leasehold interest to effectively create a valid and enforceable first priority lien (subject to Liens permitted hereunder) on such leasehold interest in favor of the Administrative Agent (or such other Person as may be required or desired under local law) for the benefit of the Lenders.

             (ii) The Administrative Agent shall have received in respect of each Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall be in an amount satisfactory to the Administrative Agent; be issued at ordinary rates; insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein; name the Administrative Agent for the benefit of the Lenders as the insured thereunder; be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request; and be issued by title insurance companies satisfactory to the Administrative Agent ("Title Insurance Companies"). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

                  (iii) The Administrative Agent shall have received title rundowns and a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to above and a copy of other material documents affecting the Mortgaged Properties requested in writing by the Administrative Agent.

         (e) Financial Information; Projections. The Lenders shall have received all of the following in form and substance satisfactory to Lenders: (i) the audited consolidated balance sheet of LifePoint Parent as at December 31, 2000 and the related consolidated statements of income, and equity and cash flow reported on and accompanied by an unqualified report from Ernst & Young, and
(ii) the consolidated balance sheet of LifePoint Parent as of March 31, 2001 and the related consolidated statements of income and equity and cash flow (collectively, the "Initial Financial Statements"). Such Initial Financial Statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of LifePoint Parent, as reflected in the financial statements or projections contained in the Confidential Information Memorandum. The Lenders shall have received satisfactory statements of projected cash flow, projected changes in financial position and projected income, each through December 31, 2005 for Borrower and its Subsidiaries, based on assumptions satisfactory to the Administrative Agent.

         (f) Lien Searches. The Administrative Agent shall have received the results of recent lien searches in each of the jurisdictions where assets of LifePoint Parent, Borrower and its Subsidiaries are located, such searches to be in their names and the names of transferors thereto within the last seven years (including sellers in connection with acquisitions), and such searches shall reveal no Liens on any of the assets of such Persons, except for Liens permitted by Section 7.3 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

         (g) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), at least one day before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by Borrower to the Administrative Agent on or before the Closing Date.

         (h) Closing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit N, with appropriate insertions and attachments (a "Closing Certificate").

         (i) Legal Opinion. The Administrative Agent shall have received the following executed legal opinions:

             (i) the legal opinion of general counsel to Borrower and its Subsidiaries in form and substance satisfactory to Administrative Agent;

             (ii) the legal opinion of local counsel in Tennessee, Kentucky, Alabama, Kansas, Utah, Wyoming and Florida, and of such other special and local counsel as may be required by the Administrative Agent.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

         (j) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of this Agreement and the Security Documents.

         (k) Absence of Material Litigation, Etc. The Lenders shall be satisfied that no litigation or other legal proceeding, tax or accounting matters, ERISA matters, environmental matters or other matters for which any Loan Party or any of their respective Subsidiaries is or could become liable exists which could reasonably be expected to result in a Material Adverse Effect.

         (l) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, environmental matters, contingent liabilities, corporate structure and management of LifePoint Parent, Borrower and their respective Subsidiaries.

         4.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

         (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

         (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date and the Loan Parties shall have complied with all obligations to be performed by each of them prior to the date of such Loan or Letter of Credit.

         (c) No Material Adverse Change. As of the applicable Borrowing Date, and since the dates covered by the most recent audited financial statements delivered to the Administrative

Agent, no event or circumstance shall have occurred which had or would be reasonably likely to have a Material Adverse Effect.

Each borrowing of a Loan by, and each request for issuance of a Letter of Credit on behalf of, Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of such extension of credit that the conditions contained in this Section 4.2 have been satisfied.

         SECTION 5. REPRESENTATIONS AND WARRANTIES.

         To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, each of LifePoint Parent and Borrower, and each of their respective Subsidiaries which become Subsidiary Guarantors, by execution and delivery of their respective Loan Documents, hereby represents and warrants to the Administrative Agent and each Lender that:

         5.1 Financial Condition.

         (a) The audited consolidated balance sheets of LifePoint Parent and its Subsidiaries contained in the Initial Financial Statements present fairly the consolidated financial condition of such Persons and their Subsidiaries as at such date, and the consolidated results of operations, equity and cash flows for the respective fiscal years then ended. Such Initial Financial Statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved.

         (b) Neither LifePoint Parent nor any of their respective Subsidiaries has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent Initial Financial Statements. During the period from December 31, 2000 to and including the date hereof there has been no Disposition by LifePoint Parent or Borrower of any material part of its business or property.

         (c) Since December 31, 2000, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

         5.2 Existence; Compliance with Law. Each Loan Party and each of their respective Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the requisite organizational power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, and (c) is duly qualified as a foreign entity, if applicable, and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and is in compliance with all Legal Requirements, in each case except to the extent that the failure to be so qualified or to comply with such Legal Requirements could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.3 Power; Authorization; Enforceable Obligations. Each Loan Party has the requisite organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of Borrower, to borrow hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described on
Schedule 5.3, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect or where the failure to so obtain could not be expected in the aggregate to result in a Material Adverse Effect and (ii) the filings referred to in Section 5.18. (It is agreed that the failure of any Loan Party to list a material consent, authorization, filing or notice on Schedule 5.3 which has in any event been obtained and in full force and effect shall not constitute an Event of Default hereunder.) Each Loan Document required to be delivered hereunder has been duly executed and delivered on behalf of each Loan Party thereto. This Agreement constitutes, and each other Loan Document executed and delivered constitutes, a legally valid and binding obligation of each Loan Party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         5.4 No Legal Impediment. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Legal Requirement or any contractual obligation (other than any breach of contractual obligations which, in the aggregate, (a) could not reasonably be expected to result in a Material Adverse Effect and (b) would not impose any liability on any Lender or the Administrative Agent) binding on any Loan Party or any of their respective Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Legal Requirement or any such contractual obligation (other than the Liens created by the Security Documents). No Legal Requirement or contractual obligation applicable to any Loan Party or any of their respective Subsidiaries could reasonably be expected to have a Material Adverse Effect.

         5.5 Litigation. Except as set forth on Schedule 5.5, no unsealed litigation, or to the best of Borrower's knowledge, sealed litigation, investigation, or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best of Borrower's knowledge, threatened by or against any Loan Party or any of their respective Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) after giving effect to any applicable insurance and the obligations of Columbia/HCA under the Distribution Agreement and the Tax Sharing Agreement, that could reasonably be expected to have a Material Adverse Effect.

         5.6 No Default. No Loan Party nor any of their respective Subsidiaries is in default under or with respect to any contractual obligations binding on it in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         5.7 Ownership of Property; Liens. Each Loan Party and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property purported to be owned by it on the Initial Financial Statements, both historical and pro forma, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 7.3. Set forth on Schedule 5.7 is a complete and correct list of all real property located in the United States and owned by, and all leases material to the operation of LifePoint Parent, Borrower or any of their respective Subsidiaries with street addresses and states where the same are located. Set forth on Schedule 5.7 is a list of all locations where any material tangible personal property of LifePoint Parent, Borrower or any of their respective Subsidiaries is located. The notice address for Borrower set forth in
Section 10.2 is the location of the chief executive office of LifePoint Parent, Borrower and any of their respective Subsidiaries. Schedule 5.7 sets forth a list of the principal place of business of each of LifePoint Parent, Borrower and any of their respective Subsidiaries. Each of the 18 Hospitals are owned and 3 Hospitals are leased by one of the Subsidiary Guarantors delivering a Mortgage with respect thereto.

         5.8 Licenses; Accreditations; Intellectual Property. Except as in the aggregate could not reasonably be expected to have a Material Adverse Effect, each Loan Party and each of its Subsidiaries has all necessary licenses, permits, franchises, certificates of need, rights to participate in, or the benefit of valid agreements to participate in, Medicare, Medicaid and other material Third Party Payor Programs and other rights necessary for the conduct of its business and for the intended use of its properties and assets to the extent necessary to ensure no material interruption in cash flow. No less than 90% of the Hospitals are accredited by JCAHO. Each Hospital is licensed as an acute care hospital by such other Accreditation Bodies having jurisdiction over it. Except as in the aggregate could not reasonably be expected to affect 10% or more of all Hospitals and could not reasonably be expected to result in a Material Adverse Effect, there are no deficiencies in any services provided at any Hospital that would prevent the extension of any accreditation by JCAHO or other applicable Accreditation Body as an acute care hospital. With respect to such Hospitals which are not so accredited by JCAHO, the Loan Parties are taking all reasonable steps necessary or advisable to obtain such accreditation promptly and, in any event, within twelve months after the loss or failure to obtain such accreditation. As of the Closing Date, all of the 21 Hospitals listed on Schedule 1.1B are accredited by JCAHO and are licensed as acute care hospitals by the appropriate Accreditation Bodies for at least the number of beds listed on Schedule 1.1B therefor. As of the Closing Date, each of such Hospitals has the right to participate in Medicare, Medicaid and other material Third Party Payor Programs to the extent necessary to ensure no material interruption in cash flow which would reasonably be expected to result in a Material Adverse Effect. Except as in the aggregate could not be reasonably expected to have a Material Adverse Effect: (a) there are no rate appeals currently pending before any Government Authority or any administrator of any

Third Party Payor Program or referral source with respect to any Medical Facility; (b) there are no recoupment claims made or contests pending or threatened as a result of any audits by any Third Party Payor Programs or no open or unsettled cost reports for which any Loan Party is financially responsible or has not been indemnified with respect to any Medical Facility; and (c) there are no material claims or assertions made in any utilization review that any of the practices or procedures used at any Medical Facility are improper or inappropriate. Each Loan Party and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does any Loan Party know of any valid basis for any such claim. The use of Intellectual Property by each Loan Party and their respective Subsidiaries does not infringe on the rights of any Person in any material respect.

         5.9. Taxes. Each Loan Party and each of their respective Affiliates and Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on its books). No tax Lien has been filed, and, to the knowledge of any Loan Party, no claim is being asserted, with respect to any such tax, fee or other charge.

         5.10 Federal Regulations. No part of the proceeds of any Loans will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of such Board. If requested by any Lender or the Administrative Agent, Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

         5.11 Labor Matters. Except as, in the aggregate could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Loan Party or any of their respective Affiliates or Subsidiaries pending or, to the knowledge of any Loan Party, threatened; (b) hours worked by and payment made to employees of any Loan Party or any of their respective Affiliates or Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Legal Requirement dealing with such matters; and (c) all payments due from any Loan Party or any of their respective Affiliates or Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the appropriate books.

         5.12 ERISA. Except as, in the aggregate could not reasonably be expected to have a Material Adverse Effect: (a) neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation, is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, (b) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period,
(c) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount, (d) no Loan Party nor, to the best of their knowledge, any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and no Loan Party nor, to the best of their knowledge, any Commonly Controlled Entity would become subject to any material liability under ERISA if any Loan Party or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, and (e) no such Multiemployer Plan is in Reorganization or Insolvent.

         5.13 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Legal Requirement (other than Regulation X of the Board of Governors of the Federal Reserve System) that limits its ability to incur Indebtedness.

         5.14 Subsidiaries. Attached hereto is Schedule 5.14(a) is an organization chart of LifePoint Parent, Borrower and their respective subsidiaries as of the Closing Date. Except as disclosed to the Administrative Agent by Borrower in writing from time to time after the Closing Date, (a)
Schedule 5.14(b) sets forth the name and jurisdiction of incorporation of each Loan Party and each Subsidiary thereof and, as to each such Person, the owners and percentages of each class of Equity Interests therein, and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Equity Interests of any Loan Party or any Subsidiary, except as created by the Loan Documents. The only direct Subsidiary of LifePoint Parent is Borrower and all of the other Subsidiaries which are a part of the consolidated group of LifePoint Parent are directly or indirectly owned by Borrower, with the exception of the Existing Joint Venture (in which Borrower indirectly holds the majority interests set forth in Schedule 5.14(b)), and all of the Subsidiaries which are a part of such consolidated group are Subsidiary Guarantors.

         5.15 Use of Proceeds. The proceeds of the Loans shall only be used for general corporate purposes of Borrower and the Subsidiary Guarantors, including working capital, Capital Expenditures, Permitted Acquisitions, support for the issuance of letters of credit and other lawful corporate purposes, subject to
Section 7.8 as to the Existing Joint Venture.

         5.16 Environmental Matters. Except as, in the aggregate could not reasonably be expected to have a Material Adverse Effect:

         (a) Each of the facilities and properties owned, leased or operated by any Loan Party or any of their respective Subsidiaries (the "Properties") and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties or the businesses operated by any Loan Party or any of its Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or Properties that could give rise to liability under any applicable Environmental Laws.

         (b) None of the Properties contains, or has previously contained, any Hazardous Materials at, on or under the Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

         (c) No Loan Party nor any of its Subsidiaries has received any written or oral notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Businesses, nor does any Loan Party or any or its Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened.

         (d) Hazardous Materials have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties or any other location, in each case by or on behalf any Loan Party or any of its Subsidiaries in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

         (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of any Loan Party, threatened, under any Environmental Law to which any Loan Party or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Loan Party or its Subsidiaries, the Properties or the Businesses.

         (f) There has been no release or, threat of release of Hazardous Materials at or from the Properties, or arising from or related to the operations (including, without limitation, disposal) of any Loan Party or any of its Subsidiaries in connection with the Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         (g) No Loan Party nor any of its Subsidiaries has assumed any liability of any other Person under any Environmental Laws.

         5.17 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of each Loan Party to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

         5.18 Security Documents. The LifePoint Parent Guarantee and Security Agreement, the Borrower Security Agreement, the Guarantee and Security Agreement and the Trademark Security Agreement, are effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legally valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in any of the Security Documents when certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Security Documents (other than the Mortgages), when financing statements and other filings specified on Schedule 5.18 in appropriate form are filed in the offices specified on Schedule 5.18, the LifePoint Parent Guaranty Security Agreement, the Borrower Security Agreement, the Guarantee and Security Agreement and the Trademark Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of LifePoint Parent, Borrower and the Subsidiary Guarantors in such Collateral and the proceeds thereof, as security for their respective obligations (as set forth in the LifePoint Parent Guarantee and Security Agreement, the Borrower Security Agreement, the Guarantee and Security Agreement and the Trademark Security Agreement), to the extent a Lien in such Collateral (other than the Pledged Stock) can be perfected pursuant to such financing statements and such other filings, in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).

         (b) Each of the Mortgages or amendments thereto will be effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legally valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the appropriate offices in the jurisdictions in which the Mortgaged Properties are located, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for their respective obligations (as set forth in the relevant Mortgage), in each case prior and superior in right to any other Person subject to those matters listed on the title insurance policies being issued to the Administrative Agent as of the date hereof.

         5.19 Solvency. Each Loan Party is, both before and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection with the Loans, will be and will continue to be at all times, Solvent.

         5.20 Flood Zone. To the knowledge of Borrower, no Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

         5.21 Delaware Code. None of the Organizational Documents of any of the Loan Parties contain any provision similar to those set forth in Section 102(b)(2) of Title 8 of the Delaware Code, as amended.

         5.22 Distribution Agreement. As of the date hereof, the Distribution Agreement is in full force and effect to the extent of and in accordance with the terms thereof, and is hereby ratified and affirmed.

         SECTION 6. AFFIRMATIVE COVENANTS

         Each of LifePoint Parent and Borrower hereby agrees, so long as Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, it shall and shall cause each of its Subsidiaries to:

         6.1 Financial Statements. Furnish to the Administrative Agent and each
Lender:

         (a) as soon as available, but in any event within 90 days after the end of each fiscal year of LifePoint Parent, a copy of the audited consolidated balance sheet of such Persons and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young or other independent certified public accountants of nationally recognized standing (the "Accountants"); together with consolidating financial statements and, if any, management letters and other written reports for such Persons prepared by such Accountants;

         (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of LifePoint Parent, the unaudited consolidated balance sheet of LifePoint Parent and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

         6.2 Certificates; Other Information. Furnish to the Administrative Agent and each Lender:

         (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the Accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

         (b) concurrently with the delivery of any financial statements pursuant to Section 6.1(a) and (b), (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii)
(x) a Compliance Certificate containing all information and calculations necessary for determining compliance by Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Loan Party keeps any material assets acquired by LifePoint Parent, Borrower or any of their Subsidiaries since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date);

         (c) as soon as available, and in any event no later than the end of each fiscal year of Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate or letter of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions;

         (d) within five days after the same are sent, copies of all financial statements, proxies and reports that LifePoint Parent or Borrower or any of its Subsidiaries sends to its material creditors (other than the Lenders) or to the holders of any class of its debt securities or public equity securities; within five days after the same are filed, copies of all proxy statements, registration statements, prospectuses and amendments and supplements thereto, and any regular and periodic reports and financial statements (including reports on Form 10K and Form 10Q and Form 8K (as to Form 8K, to the extent material, e.g. not merely an item 9 disclosure)) and other reports relating to any Loan Party and made to or filed with any securities exchange or with the SEC; and, within five days after the same are available, letters of comment or correspondence sent to any Loan Party by any securities exchange or the SEC; and

         (e) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

         6.3 Payment of Obligations. Except with respect to Subordinated Debt which may only be paid in accordance with Section 7.6, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of LifePoint Parent or its Subsidiaries, as the case may be. As to Borrower and each of its direct and indirect Subsidiaries, cause their direct and indirect Subsidiaries to make dividends, distributions and other payments to Borrower from time to time as may be necessary to ensure that Borrower is able to pay the Obligations as and when the same become due. As to any Subsidiary holding any Equity Interests in any joint ventures which are not Subsidiary Guarantors, cause dividends, distributions and other payments to the full extent possible to be made to such holders of Equity Interests in such joint ventures from time to time as soon and as often as such dividends, distributions and other payments are permitted to be made, or not prohibited from being made, in any fiscal year under the terms of the Organizational Documents of such joint ventures.

         6.4 Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its existence as a corporation, partnership or limited liability company, as applicable, (ii) take all reasonable action to maintain all accreditations by JCAHO and licenses as acute care hospitals by Accreditation Bodies of its Hospitals, (iii) take all reasonable action necessary to maintain its other accreditations, licenses, permits, certificates of need, rights, privileges and franchises necessary in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and
Section 7.5 and except, in the case of clause (iii) above, to the extent that failure to do so could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) comply with all contractual obligations and Legal Requirements except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Maintain with respect to each Hospital, the right to participate in Medicare, Medicaid and other material Third Party Payor Programs with no material interruption in cash flow which would reasonably be expected to result in a Material Adverse Effect. With respect to each Hospital, maintain Medicare and Medicaid provider agreements relating specifically to each such Hospital. As to LifePoint Parent, maintain its status as a public company listed and in good standing on a nationally recognized securities exchange (whether or not its common Equity Interests are so listed).

         6.5 Maintenance of Property. Keep all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

         6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Legal Requirements shall be made of all dealings and transactions in relation to its business and activities, and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records (in each case excluding patient medical records and other patient material which is confidential pursuant to any Legal Requirement) at any reasonable time (and upon reasonable notice unless an Event of Default exists) and as often as may reasonably be desired and to discuss its and its Subsidiaries' business, operations, properties and financial and other condition with its officers and employees and, subject to the right of a representative of the relevant Loan Party to be present, with its independent certified public accountants.

         6.7 Notices. Promptly after any Responsible Officer has knowledge thereof, give notice to the Administrative Agent and each Lender of:

         (a) the occurrence of any Default or Event of Default;

         (b) any default or event of default under any contract to which any Loan Party or any of their respective Subsidiaries is bound or litigation, investigation or proceeding that may exist at any time between any such Person and any Governmental Authority, that in either case if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

         (c) any litigation or proceeding involving LifePoint Parent, Borrower or any of their respective Subsidiaries involving an amount of $5,000,000 or more and not fully covered by insurance or in which injunctive or similar relief is sought;

         (d) the following events, as soon as possible and in any event within 30 days after any Responsible Officer obtains knowledge thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or any Loan Party or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

         (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Persons propose to take with respect thereto.

         6.8 Environmental Laws.

         (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing sentence, nothing in this Credit Agreement shall prevent any Loan Party or any Subsidiary of any Loan Party from exercising any rights to contest or appeal any order or directive issued under Environmental Laws by a Governmental Authority prior to undertaking any investigations, studies, sampling, or testing, or any remedial, removal or other actions required thereunder, nor shall any provision of this Credit Agreement limit any rights of any Loan Party or any Subsidiary of any Loan Party under any Environmental Laws or other Legal Requirements to seek to require third parties to conduct, complete, or pay for any investigations, studies, sampling, testing, or remedial, removal, or other actions required under Environmental Laws or under lawful orders and directives issued under Environmental Laws by Governmental Authorities.

         (c) Jointly and severally indemnify, defend and hold the Lenders and the Administrative Agent harmless from and against any claim, cost, damage (including without limitation consequential damages), expenses (including without limitation attorneys' fees and expenses), loss, liability, and judgment now or hereafter arising as a result of any claim for environmental clean-up costs, any resulting damage to the environment and any other environmental claims against any Loan Party, the Administrative Agent, any Lender, or the Properties. The provisions of this subparagraph (c) shall continue in effect and shall survive (among other events) any termination of this Agreement, foreclosure, a deed in lieu of transaction, payment and satisfaction of the Notes and release of any Collateral.

         6.9 Reserved.

         6.10 Insurance. Comply at all times with all insurance provisions of the Security Documents. Keep all of its insurable properties now or hereafter owned adequately insured at all times against loss or damage by fire or other casualty to the extent customary with respect to like properties of companies conducting similar businesses and to the extent required by Administrative Agent; maintain public liability, professional liability, business interruption and workers' compensation insurance insuring each Loan Party and each Subsidiary thereof to the extent customary with respect to companies conducting similar businesses, all by financially sound and reputable insurers and furnish to the Lenders satisfactory evidence of the same (including certification by a Responsible Officer of Borrower of the timely renewal of, and timely payment of all insurance premiums payable under, all such policies, which certification shall be included in the next succeeding Compliance Certificate delivered pursuant to hereto); notify each of the Lenders of any material change in the insurance maintained on its properties after the date hereof and furnish each of the Lenders satisfactory evidence of any such change; maintain insurance with respect to its real estate improvements and tangible personal property in an amount equal to the full replacement cost thereof; and provide that each insurance policy pertaining to any of its insurable properties shall (a) name the Administrative Agent, on behalf of the Lenders, (i) as loss payee pursuant to a so-called "standard mortgagee clause" or "Lender's loss payable endorsement", with respect to property coverage, and shall name the Administrative Agent on behalf of the Lenders as an additional insured, with respect to general liability coverage; (b) provide that no action of any Loan Party or any Subsidiary or any other Person shall void any such policy as to the Administrative Agent or the Lenders, and (c) provide that the insurer(s) shall notify the Administrative Agent of any proposed cancellation of such policy at least 30 days in advance thereof (unless such proposed cancellation arises by reason of non-payment of insurance premiums in which case such notice shall be given at least 10 days in advance thereof) and that the Administrative Agent or the Lenders will have the opportunity to correct any deficiencies justifying such proposed cancellation. Deliver to the Administrative Agent a policy of flood insurance that covers any parcel of improved real property that is encumbered by any Mortgage, is written in an amount not less than the fair market value thereof or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and has a term ending not later than the maturity of the Revolving Notes.

         6.11 After-Acquired Equity Interests, etc. With respect to any Subsidiary created or acquired after the Closing Date by LifePoint Parent, Borrower or any of their respective Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Security Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Equity Interests of such Subsidiary held by such Loan Party, (ii) deliver to the Administrative Agent the certificates representing such Equity Interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Loan Party, as the case may be, (iii) cause such new Subsidiary (with the exception of the Cumberland Ambulatory Surgery Subsidiary) (A) to execute and deliver to the Administrative Agent for the benefit of the Lenders a Guarantee and Pledge Agreement in the form of Exhibit O hereto and (B) to deliver to the Administrative Agent a Closing Certificate of such Subsidiary with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

         6.12 Appraisals; Environmental Reports; etc.

         (a) From time to time after the Closing Date, at the request of the Administrative Agent (but no more than once per property if the Administrative Agent reasonably deems it necessary or advisable under applicable Legal Requirements, unless an Event of Default exists and is continuing), permit the Administrative Agent to obtain appraisals at Borrower's expense of the real property of LifePoint Parent, Borrower and its Subsidiaries required to be subject to a Mortgage hereunder by an appraiser selected by the Administrative Agent in its reasonable discretion.

         (b) Upon the reasonable written request of the Administrative Agent following the occurrence of an Event of Default or any event or the discovery of any condition which the Administrative Agent or the Required Lenders reasonably believe has caused (or could be reasonably expected to cause) the representations and warranties set forth in Section 5.16 to be untrue in any material respect, furnish or cause to be furnished to the Administrative Agent, at the Loan Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of any Hazardous Materials on any Properties (as defined in Section 5.16) and as to the compliance by any Loan Party and its respective Subsidiaries with Environmental Laws at such Properties. If the Loan Parties fail to deliver such an environmental report within 75 days after receipt of such written request (or within 30 days if an Event of Default shall then exist) then the Administrative Agent may arrange for same, and the Loan Parties and their respective Subsidiaries hereby grant to the Administrative Agent and their representatives access to the Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Loan Parties on demand and added to the Obligations.

         SECTION 7. NEGATIVE COVENANTS.

         Each of LifePoint Parent and Borrower hereby agrees, so long as Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, it shall not, and shall cause each of its Subsidiaries to not:

         7.1 Financial Covenants.

         (a) Leverage Ratios.

             (i) Permit the ratio of Consolidated Total Debt of LifePoint Parent at any date to Consolidated EBITDA of LifePoint Parent for the most recently ended Reference Period to exceed 3.50:1.00.

             (ii) Permit the ratio of Consolidated Senior Debt of LifePoint Parent at any date to Consolidated EBITDA of LifePoint Parent for the most recently ended Reference Period to exceed 2.50:1.00.

         (b) Consolidated Interest Coverage Ratio. Permit the ratio of Consolidated EBITDA of LifePoint Parent for any Reference Period ending on any Quarterly Date falling during the periods set forth below to Consolidated Interest Expense of LifePoint Parent for such Reference Period to be less than the rate set forth below opposite such period:

                       Quarterly Dates                                  Ratio
                       ---------------                                  -----
         June 30, 2001 through March 31, 2002                         3.00:1.00
         June 30, 2002 and each Quarterly Date thereafter             3.50:1.00

         (c) Consolidated Net Worth. Permit Consolidated Net Worth of LifePoint Parent at any time from and after the Closing Date through June 30, 2001 to be less than $204,400,000, which amount is 85% of Borrower's Consolidated Net Worth as of March 31, 2001. Permit Consolidated Net Worth of LifePoint Parent at any time thereafter to be less than the sum of (a) 100% of Consolidated Net Worth of LifePoint Parent required hereunder with respect to the fiscal quarter most recently ended, plus (b) 50% of Consolidated Net Income of LifePoint Parent for the fiscal quarter most recently ended (without any reduction for losses), plus
(c) 100% of the Net Cash Proceeds of any offering of Equity Interests of any Loan Party consummated after the Closing Date.

         7.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

         (a) Indebtedness of any Loan Party pursuant to any Loan Document;

         (b) Indebtedness of Borrower to any Subsidiary Guarantor and of any Subsidiary Guarantor (other than the Existing Joint Venture or any other joint venture) to Borrower or any other Subsidiary Guarantor;

         (c) Guarantee Obligations incurred in the ordinary course of business (provided such obligations are not prohibited under this Agreement) by Borrower or any of its Subsidiaries of obligations of any Subsidiary Guarantor (other than the Existing Joint Venture or any other joint venture);

         (d) purchase money Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(f) in an aggregate principal amount not to exceed at one time outstanding as to all Loan Parties an amount not to exceed ten percent (10%) of the book value of Consolidated Total Assets (calculated as of the end of the most recent Reference Period for which the Administrative Agent has received financial statements pursuant to Section 6.1(a) or (b));

         (e) Indebtedness of Borrower (and the related Guarantee Obligations) under the High Yield Offering pursuant to the High Yield Documents;

         (f) Indebtedness of any Loan Party existing on the Closing Date and listed on Schedule 7.2 attached hereto;

         (g) Indebtedness of LifePoint Parent (and the related Guarantee Obligations) pursuant to any public offering of Subordinated Debt (including without limitation, any Subordinated Debt convertible into Equity Interests) occurring after the Closing Date in an aggregate amount not to exceed $150,000,000;

         (h) Indebtedness of Borrower or any of its Subsidiaries under any Rate Hedging Agreement; and

         (i) additional unsecured Indebtedness (but not Guarantee Obligations) of Borrower or any of the Subsidiary Guarantors (other than the Existing Joint Venture or any other joint venture) in an aggregate principal amount (for Borrower and all Subsidiary Guarantors) not to exceed an amount equal to five percent (5%) of the book value of Consolidated Total Assets (calculated as of the end of the most Reference Period for which the Administrative Agent has received financial statements pursuant to Section 6.1(a) or (b)).

         7.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for:

         (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on its books in conformity with GAAP;

         (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

         (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

         (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (e) easements, rights-of-way, restrictions, defects or irregularities in title, encroachments and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of any Mortgaged Property or any other property material to the business of Borrower and its Subsidiaries subject thereto or materially interfere with the ordinary conduct of the business of Borrower and its Subsidiaries taken as a whole;

         (f) Liens securing Indebtedness of the Loan Parties incurred pursuant to Section 7.2(d) to finance the acquisition of new real or personal property; provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such equipment (or within 45 days thereafter), (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, and (iii) the amount of Indebtedness secured thereby is not increased;

         (g) Liens on deposits relating to self insurance with respect to medical malpractice insurers in the ordinary course of business not exceeding $50,000,000 in the aggregate made by any Loan Party in connection with any insurance or bond maintained by any Loan Party with respect to medical malpractice; provided, however, that if a Default exists, no such deposit shall be made without the Administrative Agent's prior written consent;

         (h) Liens created pursuant to the Security Documents; and

         (i) any interest or title of a lessor under any true lease (not a Capital Lease Obligation) entered into by any Loan Party in the ordinary course of its business and covering only the assets so leased and the rights of the lessee thereunder.

         7.4 Fundamental Changes. Enter into any merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that: (a) any Subsidiary of Borrower may be merged or consolidated with or into Borrower (provided that Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor other than the Existing Joint Venture or any other joint venture (provided that the Subsidiary Guarantor shall be the continuing or surviving corporation); and
(b) any Subsidiary of Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Borrower or any Subsidiary Guarantor (other than to the Existing Joint Venture or any other joint venture). Permit or suffer any amendment of its Organizational Documents which could have a Material Adverse Effect (it being expressly agreed that the inclusion in any such Organizational Documents of any provision similar to those set forth in Section 102(b)(2) of Title 8 of the Delaware Code is prohibited under this Section).

         7.5 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, issue or sell any Equity Interests to any Person, except:

         (a) the Disposition of obsolete or worn out isolated items of equipment in the ordinary course of business or isolated items of equipment which has been replaced with equipment of equal or greater value in which the Administrative Agent has a perfected first priority security interest;

         (b) the sale of inventory in the ordinary course of business;

         (c) Dispositions permitted by Section 7.4(b);

         (d) the sale or issuance of any Subsidiary's Equity Interests to Borrower or any Subsidiary Guarantor (other than to the Existing Joint Venture);

         (e) provided no Event of Default exists at the time or would result therefrom, the Disposition of (i) up to 40% of the Equity Interests of the Cumberland Ambulatory Surgery



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

Subsidiary on a fully diluted basis, provided the Borrower, directly or indirectly, still holds no less than 60% thereof, or (ii) up to 19% of the Equity Interests of the Existing Joint Venture on a fully diluted basis, provided the Borrower, directly or indirectly, still holds no less than 51% thereof;

         (f) the issuance by LifePoint Parent of its publicly traded common Equity Interests; and

         (g) Asset Sales (other than sale leasebacks prohibited by Section 7.10); provided that (i) the purchase price thereof is for at least fair market value and the consideration paid therefor shall consist of cash, cash equivalents and Investments to the extent permitted under Section 7.8(r), (ii) that the aggregate amount of all Asset Sales during any fiscal year does not exceed an amount equal to ten percent (10%) of the book value of Consolidated Total Assets (calculated as of the end of the most recent fiscal year for which the Administrative Agent has received audited financial statements, and (iii) no Default or Event of Default shall exist immediately before or after giving effect thereto.

         7.6 Restricted Payments. Directly or indirectly declare, order, pay or make any Restricted Payment or set aside any sum or property therefor except as follows:

         (a) The Subsidiary Guarantors may (A) pay dividends and make distributions to Borrower and any other Subsidiary Guarantors (other than to the Existing Joint Venture or any other joint venture), (B) repay Indebtedness owed to Borrower or any other Subsidiary Guarantor (other than to the Existing Joint Venture or any other joint venture), and (C) make intercompany loans to Borrower or to any Subsidiary Guarantor (other than to the Existing Joint Venture or any other joint venture) if and as permitted under Section 7.2(b);

         (b) Borrower may make distributions to LifePoint Parent to the extent necessary to pay its operating and administrative expenses incurred in the ordinary course of business, including, without limitation, payroll expenses, directors' fees, legal and audit expenses, SEC compliance expenses and corporate franchise and federal, state and local income taxes, in an aggregate amount not to exceed $2,500,000 in any fiscal year;

         (c) Borrower may make distributions to LifePoint Parent to permit it to pay expenses incurred under the corporate integrity program referenced in the Distribution Agreement;

         (d) Borrower may make distributions to LifePoint Parent to permit it to pay expenses incurred under the Transition Agreements;

         (e) Borrower may make distributions to LifePoint Parent or the ESOP, or directly, to be used to repurchase, redeem, acquire or retire for value any Equity Interests of LifePoint Parent pursuant to any stockholder's agreement, management equity subscription plan or agreement, stock option plan or agreement or employee benefit plan as may be adopted by Borrower or LifePoint Parent from time to time in an aggregate amount not to exceed $2,000,000 in any fiscal year;

         (f) Borrower may make distributions to LifePoint Parent to permit LifePoint Parent to make purchases permitted under Section 7.8(l);

         (g) Borrower may make regularly scheduled payments (but not prepayments) of interest under the High Yield Notes unless, on the date of any such proposed payment or after giving effect thereto, an Event of Default shall have occurred and be continuing; and

         (h) Unless on the date of any such proposed redemption, repurchase or other acquisition (or, if earlier, on the date Borrower becomes obligated to consummate such transaction) after giving effect thereto, an Event of Default shall have occurred and be continuing, Borrower shall (i) be permitted to redeem, repurchase or otherwise acquire High Yield Notes from the proceeds of Indebtedness permitted pursuant to clause (g) of Section 7.2 or from proceeds (and/or in exchange for) any issuance of publicly traded common stock of LifePoint Parent for a period of 90 days following the incurrence of such Indebtedness or the issuance of such stock, and (ii) be permitted to redeem, repurchase or otherwise acquire up to an additional $50,000,000 of High Yield Notes.

         7.7 Capital Expenditures. Make or commit to make any Capital Expenditure in any fiscal year, except Capital Expenditures in an amount not to exceed ten percent (10%) of consolidated net revenues of LifePoint Parent for the immediately preceding fiscal year determined on a consolidated basis in accordance with GAAP and adjusted as provided below. For the purposes of calculating consolidated net revenues for any fiscal year, (i) if at any time during such year such Person or any Subsidiary shall have made any Material Disposition, the consolidated net revenues for such fiscal year shall be reduced by an amount equal to the consolidated net revenues attributable to the property that is the subject of such Material Disposition for such fiscal year and (ii) if during such fiscal year such Person or any Subsidiary shall have made a Material Acquisition, consolidated net revenues for such fiscal year shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such fiscal year. Capital Expenditures which the Borrower or any of its Subsidiaries are obligated to make under a Purchase Agreement or any other related closing documents in conjunction with a Permitted Acquisition may be included in the Total Purchase Price attributable to such Permitted Acquisition and shall not be included in the calculation of Capital Expenditures for purposes of this Section 7.7 up to an aggregate amount of all such excluded Capital Expenditures not exceeding $10,000,000 for the period beginning January 1, 2001 and thereafter.

         7.8 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Equity Interests, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person or form any Subsidiary (all of the foregoing, "Investments"), except:

         (a) extensions of trade credit by Borrower and its Subsidiaries in the ordinary course of business;

         (b) investments in Cash Equivalents;

         (c) Guarantee Obligations permitted by Section 7.2;

         (d) as to Borrower and the Subsidiary Guarantors, loans and advances to employees, physicians, medical office buildings and other current accounts receivables and long term notes receivables as identified on Borrower's balance sheet (which will include, without limitation, loans and advances to physicians and employees and receivables on medical office building leases) in an aggregate amount for Borrower and its Subsidiaries not to exceed $1,000,000 at any one time outstanding;

         (e) existing Investments by Borrower and its Subsidiaries in the Existing Joint Venture, the proposed Investment in the Cumberland Ambulatory Surgery Subsidiary which when formed will be a Subsidiary (but not a Subsidiary Guarantor) of the Borrower, and existing Investments by the Loan Parties in other Subsidiaries and Affiliates existing on the Closing Date, each to the extent described on Schedule 7.8(e);

         (f) as to Borrower and its Subsidiaries, additional Investments after the date hereof in joint ventures which are Subsidiaries but not Subsidiary Guarantors (including any additional Investment in the Existing Joint Venture) in an aggregate amount for Borrower and such Subsidiaries not to exceed $10,000,000;

         (g) Capital Expenditures to the extent permitted under this Agreement;

         (h) Investments by Borrower or any of its Subsidiaries in Borrower or any Person that, prior to such Investment, is a Subsidiary Guarantor (other than additional Investments in the Existing Joint Venture);

         (i) Permitted Acquisitions;

         (j) The formation of and Investments in new Subsidiaries of Borrower in connection with Permitted Acquisitions or otherwise, provided that (i) such Subsidiary is wholly-owned by Borrower or a Subsidiary Guarantor, (ii) Borrower shall have notified the Administrative Agent at least ten Business Days prior to the formation or acquisition of any such Subsidiary, (iii) such Subsidiary shall be engaged in a permitted business of Borrower or its Subsidiaries hereunder and
(iv) as of the date of the formation or acquisition of any such Subsidiary and the Investment therein, and after giving effect thereto, (A) such new Subsidiary and its parent shall have entered into any and all agreements (in form and substance satisfactory to the Administrative Agent) necessary to comply with the provisions of Section 6.11, and the Administrative Agent shall be satisfied that all Liens required to be granted in the Equity Interests of such new Subsidiary under such Section 6.11 have been granted or pledged and have been perfected and are subject only to permitted Liens hereunder, and (B) without limiting the generality of the foregoing, no Default shall exist and be continuing or reasonably be expected to result therefrom;

         (k) provided no Default then exists or could reasonably be expected to result therefrom, stock repurchases by LifePoint Parent of odd lots of its publicly traded common Equity Interests for purchase prices which in the aggregate do not exceed $5,000,000 after the date of this Agreement;

         (l) Investments consisting of Equity Interests, obligations, securities or other property received in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors;

         (m) Other existing Investments as listed on Schedule 7.8(m);

         (n) Investments made by any Loan Party after the Closing Date in Equity Interests in Persons other than Subsidiaries provided that the aggregate amount of all such Investment (net of capital returns distributed in cash to such Loan Party) with respect to such Investments shall not exceed $15,000,000 in the aggregate;

         (o) advances or loans to customers and suppliers in the ordinary course of business that do not exceed $1,000,000 in the aggregate at any time outstanding;

         (p) the Investment evidenced by the promissory note of the ESOP issued in exchange for the purchase by the ESOP of newly issued shares of Equity Interests in LifePoint Parent in an amount equal to 8.3% of the outstanding shares of LifePoint Parent, as described in the High Yield Offering Memorandum;

         (q) the Investments evidenced by promissory notes from executives of LifePoint Parent in an aggregate principal amount not exceeding $12,000,000 during the term of this Agreement received by LifePoint Parent in exchange for Equity Interests in LifePoint Parent issued at fair market value pursuant to the Executive Stock Purchase Plan described in the High Yield Offering Memorandum;

         (r) Investments consisting of notes receivable issued by non-Affiliates on a bona fide arms length basis in connection with any Disposition, provided that the aggregate principal amount of such notes receivable at any time outstanding shall not exceed an amount equal to five percent (5%) of the book value of Consolidated Total Assets (as at the end of the most recent Reference Period for which the Administrative Agent has received financial statements pursuant to Section 6.1(a) or (b)); and

         (s) Investments (but not Acquisitions) of a nature not contemplated in any of the foregoing subsections in an amount made or purchased not to exceed $2,000,000 in each fiscal year.

         7.9 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement or (b) in the ordinary course of business of such Loan Party and upon fair and reasonable terms no less favorable to such Loan Party than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

         7. 10 Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Loan Party of real or personal property that has been or is to be sold or transferred by Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Borrower or such Subsidiary.

         7.11 Changes in Fiscal Periods. Permit the fiscal year of any Loan Party to end on a day other than December 31 or change any Loan Party's method of determining fiscal quarters.

         7.12 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents and (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

         7.13 Restrictive Clauses. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of any Loan Party to (a) make Restricted Payments in respect of any Equity Interests of such Subsidiary held by, or pay any Indebtedness owed to, such Loan Party or any other Subsidiary of such Loan Party, (b) make loans or advances to, or other Investments in, any Loan Party or any other Subsidiary of any Loan Party or (c) transfer any of its assets to any Loan Party or any other Subsidiary of any Loan Party, except for such Liens or restrictions existing under or by reason of any restrictions existing under the Loan Documents or the High Yield Documents. Enter into any agreement (excluding this Agreement, any other Loan Document or the High Yield Documents) prohibiting (a) any Loan Party from amending or otherwise modifying this Agreement or any other Loan Document or (b) the creation or assumption of any Lien upon the properties, revenues or assets of any Loan Party, whether now owned or hereafter acquired. Enter into any agreement to effect a transaction that is prohibited under this Agreement or any other Loan Document, unless such agreement is expressly subject to the written consent of the Lenders hereunder.

         7.14 Lines of Business. As to Borrower, enter into any business, either directly or through any Subsidiary, except for those businesses in which Borrower is engaged on the date of this Agreement or medical service businesses relating thereto. As to any Subsidiary of Borrower, enter into any business, either directly or through any other Subsidiary, except for those businesses in which the Subsidiaries of Borrower are engaged on the date of this Agreement. As to the LifePoint Parent, enter into any business other than holding all of the Equity Interests of Borrower, maintaining its existence as a public company, and performing services and making payments as a party to, and enforcing, the Transition Agreements. In connection therewith, the LifePoint Parent shall have no liabilities other than its liabilities under the Loan Documents, tax liabilities incurred in the ordinary course of business, and administrative and Transition Agreement expenses incurred in the ordinary course of business.

         7.15 Amendment of Certain Agreements. Amend or modify the High Yield Documents, the Transition Agreements or any documents, if any, evidencing any Subordinated Debt hereafter permitted. Amend or modify the Organizational Documents of the Existing Joint Venture in a manner adverse to Borrower's direct or indirect partnership interest(s) therein.

         SECTION 8. EVENTS OF DEFAULT.

         If any of the following events shall occur and be continuing:

         (a) Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or Borrower shall fail to pay any interest, fees or other amount payable hereunder or under any other Loan Document within three days after such other amount becomes due in accordance with the terms hereof; or

         (b) any material representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

         (c) (i) any Loan Party shall default in the observance or performance of any agreement contained in 6.4(a)(i) as to LifePoint Parent, Borrower or any Material Subsidiary, 6.6, 6.10 (as to the failure to maintain at all times casualty or liability insurance) or 6.11 or Section 7 of this Agreement or any material agreement contained in the LifePoint Parent Guarantee and Security Agreement or the Guarantee and Security Agreement or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; or

         (d) any Loan Party shall default in the observance or performance of any agreement contained in Section 6.1(a) or (b) or 6.2(b), and such default shall continue unremedied for a period of five days after the earlier of the date a Responsible Officer becomes aware of such default or the date notice thereof is given to Borrower from the Administrative Agent or the Required Lenders; any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section or the foregoing sentence), and such default shall continue unremedied for a period of 15 days after the earlier of the date any Responsible Officer becomes aware of such default or the date notice thereof is given to Borrower from the Administrative Agent or the Required Lenders; or

         (e) any Loan Party shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto, and such default has not been waived; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created and such default has not been waived; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable and such default has not been waived; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $5,000,000; or

         (f) (i) any Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
(i), (ii), or (iii) above; or (v) any Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

         (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Loan Party or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v)

Borrower or any other Loan Party or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

         (h) one or more judgments or decrees shall be entered against any Loan Party involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof; or

         (i) once executed and delivered to Administrative Agent, any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

         (j) the indemnification provisions of the Distribution Agreement shall cease, for any reason, to be in full force and effect for the benefit of the LifePoint Parent and its Subsidiaries; or any Security Document shall cease, for any reason, to be in full force and effect, or any Loan Party who is a party thereto shall so assert; or

         (k) a Change of Control shall have occurred; or

         (l) a default shall have occurred under the High Yield Documents;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) above automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents by Borrower (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default specified in this Section 8, any of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate;
(ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing by Borrower under this Agreement and the Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable; and (iii) the Administrative Agent may exercise any and all rights it has under this Agreement, the Security Documents or any other Loan Documents, or at law or in equity, and proceed to protect and enforce the Administrative Agent's and the Lenders' rights by any action at law, in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in this Agreement, any Security Document or the Notes, or for an injunction against a violation of any of the terms hereof or thereof or in the exercise of any power granted hereby or thereby or by law. In the event that the Administrative Agent shall apply for the appointment of, or the taking of possession by, a trustee, receiver or liquidator of any Loan Party or of any other similar official to hold or liquidate all or any substantial part of the properties or assets of any Loan Party following the occurrence of a default in payment of any amount owed hereunder and following any applicable notice or cure period, each of the Loan Parties (with all due and proper corporate, partnership or other authorization, as the case may be), hereby consents to such appointment and taking of possession and agrees to execute and deliver any and all documents requested by the Administrative Agent relating thereto (whether by joining in a petition for the voluntary appointment of, or entering no contest to a petition for the appointment of, such an official or otherwise, as appropriate under applicable law). With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by Borrower.

         SECTION 9. THE AGENTS.

         9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties,



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

obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

         9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

         9.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

         9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.



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

         9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at



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

any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with, any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

         9.8 Agent in its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent was not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

         9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to Borrower shall have occurred and be continuing) be subject to approval by Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

         9.10 Authorization to Release Guarantees and Liens. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each of the Lenders (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by Borrower having the effect of releasing any Collateral or guarantee obligations to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1.

         9.11 Documentation Agent, Syndication Agent, Arrangers and Co-Agent. Neither the Documentation Agent nor the Syndication Agent nor the Arranger nor any Co-Arranger nor the Co-Agent shall have any duties or responsibilities hereunder in its capacity as such.

         SECTION 10. MISCELLANEOUS.

         10.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this Section 10.1 or reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release LifePoint Parent from its obligations under the LifePoint Parent Guarantee and Security Agreement or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Security Agreement, in each case without the written consent of all Lenders; (iii) amend, modify or waive any condition precedent to any extension of credit under any Facility set forth in Section 4.2 (including any waiver of an existing Default or Event of Default) without the written consent of the Required Lenders; (iv) amend, modify or waive any provision of Section
2.17 without the consent of the Required Lenders; (v) reduce the percentage specified in the definition of Required Lenders without the written consent of all Lenders under the Revolving Facility; (vi) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; or (vii) amend, modify or waive any provision of Section 3 without the written consent of any Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Swingline Lender, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

         Borrower:                   c/o LifePoint Hospitals, Inc.
                                     103 Powell Court, Suite 200
                                     Brentwood, TN  37027
                                     Attention: Kenneth Donahey
                                     Telecopy: (615) 372-8575
                                     Telephone: (615) 372-8533

         with a copy to:             William F. Carpenter III
                                     c/o LifePoint Hospitals, Inc.
                                     103 Powell Court, Suite 200
                                     Brentwood, TN  37027
                                     Telecopy: (615) 372-8572
                                     Telephone: (615) 372-8505

         The Administrative Agent:   Fleet National Bank
                                     100 Federal Street
                                     Mail Stop: MA DE 10008E
                                     Boston,  MA 02110
                                     Attention: Maryann S. Smith
                                     Telecopy: (617) 434-2472
                                     Telephone: (617) 434-3889

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

         10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

         10.5 Payment of Expenses and Taxes. Borrower agrees (a) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Borrower any of its Subsidiaries or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to

Environmental Laws, that any of them might have by Statute or otherwise against any Indemnitee, unless such claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

         10.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Any Lender may, without the consent of Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.14 such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

         (c) Any Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement) unless otherwise agreed by Borrower and the Administrative Agent. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section 10.6, the consent of Borrower shall not be required for any assignment that occurs when an Event of Default shall have occurred and be continuing with respect to Borrower. On or prior to the date of any assignment to an Assignee that is not already a Lender hereunder pursuant to this Section, such Assignee shall deliver to Borrower and the Administrative Agent certification as to exemption from deduction or withholding of taxes in accordance with Section 2.14.

         (d) The Administrative Agent shall, on behalf of Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

         (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by Section 10.6(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

         (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 10.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

         10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement or the fee letter between Borrower and the Administrative Agent provides otherwise, if any Lender shall, at any time after and during the continuance of a Default, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to insolvency proceedings or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause all Lenders to share the excess payment or benefits of such collateral ratably with each other; provided, however that if all or any portion of such excess payment or benefits, is thereafter recovered from such Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

         (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Borrower, as the case may be, and whether or not such Lender is otherwise fully secured. Each Lender agrees promptly to notify Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided, that the failure to give such notice shall not affect the validity of such setoff and application. ANY AND ALL RIGHTS TO REQUIRE ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOANS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with Borrower and the Administrative Agent.

         10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.10 Integration. This Agreement and the other Loan Documents represent the agreement of Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW EXCEPT SECTION 5.1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

         10.12 Submission To Jurisdiction; Waivers. Borrower hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the Commonwealth of Massachusetts, the courts of the United States for the Southern District of New York and the District of Massachusetts, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid to Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

         10.13 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep (and to cause its employees, directors, agents, attorneys, accounts and other professionals and those of its Affiliates to keep) confidential all non-public information provided to it by any Loan Party pursuant to this Agreement; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate of any Lender, (b) to any Transferee or prospective Transferee that agrees to comply with the provisions of this Section, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates,
(d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Legal Requirement, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to any organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, or
(j) to any bank examiner, central bank or other supervisory authority (whether or not required by law). The agreements in this Section 10.13 shall survive repayment of the Loans and termination of this Agreement.

         10.14 WAIVERS OF JURY TRIAL. EACH OF THE PARTIES HERETO MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE ADMINISTRATIVE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT OR SUCH LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE

FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS TO ACCEPT THIS AGREEMENT AND MAKE THE LOAN.

         10.15 Usury. All agreements among Borrower, the Administrative Agent and the Lenders are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to any Lender for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement and the Notes shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower, the Administrative Agent and the Lenders in the execution, delivery and acceptance of this Agreement and the Notes to contract in strict compliance with the laws of the New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever any Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and the Administrative Agent.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered under seal by their proper and duly authorized officers as of the day and year first above written.


                                    LIFEPOINT HOSPITALS HOLDINGS, INC.



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    FLEET NATIONAL BANK,
                                    as Administrative Agent and a Lender



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    BANK OF AMERICA, N.A.,
                                    as Co-Syndication Agent and a Lender



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    DEUTSCHE BANC ALEX. BROWN INC.,
                                    as Co-Syndication Agent



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    CREDIT LYONNAIS NEW YORK BRANCH,
                                    as Co-Documentation Agent and a Lender



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:



                      * Signatures continued on next page *

                                    SUNTRUST BANK,
                                    as Co-Documentation Agent and a Lender



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    DEUTSCHE BANK AG, NEW YORK AND/OR
                                    CAYMAN ISLAND BRANCHES,
                                    as a Lender



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    CREDIT SUISSE FIRST BOSTON,
                                    as a Lender



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    FIRSTAR BANK, N.A.,
                                    as a Lender



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    NATIONAL CITY BANK OF KENTUCKY,
                                    as a Lender



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:



                      * Signatures continued on next page *

                                    MERRILL LYNCH CAPITAL CORPORATION,
                                    as a Lender



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title: